EXHIBIT 4.1

BIOJECT, INC.
RETIREMENT BENEFIT PLAN
AND TRUST AGREEMENT


COPYRIGHT 1996
BENNER & ASSOCIATES P.C.
ALL RIGHTS RESERVED

BIOJECT, INC.
RETIREMENT BENEFIT PLAN
AND TRUST AGREEMENT

INDEX


Section 1    ESTABLISHMENT OF PLAN AND TRUST


Establishment of Plan and Trust
Establishment of Trust
Named Fiduciaries
Allocation of Responsibilities
Funding Policy
Related Employers

Section 2    DEFINITIONS
Act and ERISA
Account
Accrued Benefit
Administrator
Anniversary Date
Annual Compensation
Beneficiary
Benefit Commencement Date
Break in Service
Code
Company Stock and Employer Securities
Disability
Early Retirement Date
Eligible Employee
Employee
Employee Elective Deferrals
Employer
Forfeiture
Highly Compensated Employee
Hour of Service
Non-Highly Compensated Employee
Normal Retirement Date
Participant
Plan Benefit
Plan Year
Qualified Matching Contributions
Qualified Nonelective Contributions
Related Employer(s)
Trustee
Year of Service


Section 3    ADMINISTRATION
Assignment of Administrative Authority
Organization and Operation
Powers and Duties
Records and Reports
Payment of Expenses
Agent for Service of Process
Indemnity
Personal Data to Administrator
Address for Notification


Section 4    ELIGIBILITY

Eligibility
Active Participation
Continued Participation
Reemployment
Bargaining Unit Employees
Nonresident Aliens


Section 5    CONTRIBUTIONS
Employee Elective Deferrals
Employer Matching Contributions
Employer Supplemental Contributions
Top-Heavy Minimum Contributions
ACP Test for Employee and Matching Contributions
Excess Employer Contributions
Conditional Employer Contributions
Time of Payment
Single Plan for Employees of Related Employers
Profit Sharing Contributions


Section 6   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

Participant Elective Deferrals
Employer Matching Contributions
Employer Supplemental Contributions
Partial Year Allocation of Employer Supplemental
Contributions
Top-Heavy Minimum Contributions
500 Hour Rule Adjustments
ADP Booster Allocation
Related Employers
Overall Limitation on Allocations


Section 7    PARTICIPANTS' ACCOUNTS
Participants' Accounts
   Valuation of Assets
   Nonreversion
Adjustment of Accounts
Segregated Accounts
Participant-Directed Accounts
Valuation of Accounts
Transferred Accounts


Section 8    VESTING
Participant Elective Deferrals
Employer Contributions
Retirement, Death and Disability
Vesting Years of Service
Forfeitures
Allocation of Forfeitures
Separate Accounts For Post- and Pre-Break Benefits of
Rehired Participants
Treatment of Forfeitures on Rehire
Special Account--Rehire Prior to Forfeiture
Amendment of Vesting Schedule
Transferred or Rollover Accounts
Forfeiture Due to Inability to Locate


Section 9    BENEFITS
Retirement
Death
Disability
Termination of Employment
Minimum Required Distributions
Income Tax Withholding and Reporting
Spendthrift Clause
Missing Participants or Beneficiaries
Segregated Accounts


Section 10    FORM AND TIME OF PAYMENT
Benefit Elections
Benefit Options
Time of Payment of Benefits
Latest Benefit Commencement Date
Time of Payment of Death Benefits
Distributions Upon Sale of Assets
Distributions Upon Sale of Subsidiary
Waiver of 30 Day Notice


Section 11     INVESTMENT OF TRUST FUND
Investment Authority
Investment Standard
Participants' Accounts
Investments in Bank Deposits, Common Trust Funds and
Insurance Contracts
Prohibited Transactions
Bonding of Fiduciary
Indemnity of Trustee
Proxy Voting by Investment Managers
Investment in Company Stock


Section 12     TRUSTEE
Powers of Trustee
Payments From the Trust
Trustee's Compensation, Expenses and Taxes
Certification of Instructions
Accounting
Settlement of Accountings
Determination of Duties
Removal, Resignation and Appointment of Successor
Trustee
Co-Trustee Actions
Receipt of Contributions


Section 13    INSURANCE

Purchase of Insurance not Permitted


Section 14    PARTICIPANT LOANS
General


Section 15     HARDSHIP WITHDRAWALS
Employer Contributions
Participants' Elective Deferrals
Additional Limitations on Hardship Withdrawals
In-Service Distributions From Rollover Contribution
Account
Multiple Fund
Withholding on Withdrawals


Section 16    ROLLOVERS AND PLAN TRANSFERS
Rollovers
Transfers--Qualified Plans
Prohibited Transfers From Defined Benefit Pension Plans
Accounting for Transferred Funds
Mergers, Consolidations and Transfers of Plan Assets


Section 17     AMENDMENT AND TERMINATION
Amendment
Restrictions on Amendment
Effective Date of Amendments
Termination and Discontinuance of Contributions
Distribution of Trust
Liquidation of Trust
Dissolution of Employer


Section 18     QUALIFIED DOMESTIC RELATIONS ORDER
General
Distributions under QDRO
Time and Manner of Payment
Procedures


Section 19     OVERALL LIMITATION ON ALLOCATIONS
No Participation in any Other Plan
Participation in Another Defined Contribution Plan
Definitions
Participation in Defined Benefit Plan


Section 20     TOP-HEAVY PROVISIONS
General
Top-Heavy Year
Definitions
Top-Heavy Provisions


Section 21     CLAIMS PROCEDURE
Filing of Claim
Notification of Decision
Request for Review
Review


Section 22    MISCELLANEOUS PROVISIONS
No Contractual Relationship
Liability for Benefits
Inability to Perform
Participant's Rights
Plan and Trust Binding on all Parties
Conflict of Law Provisions
Waiver of Notice
Third Party
Use of Terms
USERRA Provisions

BIOJECT, INC.
RETIREMENT BENEFIT PLAN
AND TRUST AGREEMENT


This Restated Plan and Trust Agreement is hereby adopted by Bioject, Inc., an Oregon corporation with its principal place of business at Portland, Oregon.

The Employer has heretofore adopted the Bioject, Inc.
Retirement Benefit Plan and Trust.

Employer has amended and restated the Plan and Trust in order to comply with the Tax Reform Act of 1986 and subsequent legislation.

The Effective Date of the amendment and restatement of this Plan and Trust shall be January 1, 1996.

For Plan Years beginning before the Effective Date set forth above, the terms of the Plan prior to its restatement shall control for purposes of the designated provision.

The amendment of any plan provision which liberalizes a protected benefit under Section 411(d)(6) of the Code shall apply on the later of the adoption date or the Effective Date of this Restated Plan. Any provision which liberalizes the eligibility, vesting or benefit accrual provisions of the Plan shall only apply to Employees who are credited with at least one Hour of Service after the Effective Date or the Effective Date specified for a particular provision.

Section 1

ESTABLISHMENT OF PLAN AND TRUST


Establishment of Plan and Trust .  Each
Participating Employer (collectively referred to as "Employer") has adopted this Plan and the Trust for the exclusive benefit of its Employees and their Beneficiaries with the intention that the Plan and Trust qualify under Sections 401 and 501 of the Code and comply with the Act. A Participating Employer shall be a Related Employer which adopts the Plan through the execution of a Participating Employer's Agreement. All of the plan assets are available to pay benefits to all Employees of Employer who are covered by the Plan and their Beneficiaries.

Establishment of Trust . Each Employer adopting this Plan agrees to make the contributions required by the terms of the Plan. All amounts received from an Employer, together with the income therefrom (hereinafter called the "Trust Fund"), shall be held, managed and administered IN TRUST pursuant to the terms of this Plan and any separate Trust Agreement. The assets of the Trust Fund shall be held under one Trust, except as otherwise provided herein. Trustee, by executing the separate Trust Agreement, accepts the Trust created under the separate Trust Agreement and agrees to perform its duties hereunder with respect to the Trust Fund.

Named Fiduciaries .  Trustee, Employer and
Administrator shall be the named fiduciaries under the Plan.

Allocation of Responsibilities .

Administration of Plan. Administrator shall have the authority to manage and control the operation and administration of the Plan pursuant to Section 3.

Custody of Assets. Trustee shall have the custody of the assets of the Trust Fund pursuant to
Section 12.

Management of Assets.  The authority to
manage and control the assets of the Trust Fund shall be vested in the Trustee and the Participants pursuant to
Section 11.

Funding Policy . The funding policy of the Plan shall be to make contributions to the Trust and investments thereof to provide for retirement benefits for the Participants and their Beneficiaries.

Related Employers . For purposes of determining eligibility, continued participation, Employer Contributions and limitations thereto, accrual of benefits, Forfeitures and vesting, all Employees of all Related Employers shall be treated as employed by a single Employer to the extent and in the manner provided herein.

Section 2

DEFINITIONS


When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise:

"Act" and "ERISA " shall mean the Employee
Retirement Income Security Act of 1974, as amended.

"Account " shall mean the records maintained by the Administrator pursuant to this Plan for the purpose of determining the accrued benefit of a Participant or Beneficiary. The Administrator may maintain one or more subaccounts for a Participant as necessary to accurately reflect the interest of the Participant. Each Participant's accrued benefit under the Plan shall be equal to the combined balance of all the subaccounts maintained for the Participant.

"Accrued Benefit " shall mean the balance in a Participant's Account.

"Administrator " shall mean the Employer.

"Anniversary Date " shall mean the last day of the Plan Year.

"Annual Compensation " shall mean wages as defined in Section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

The Annual Compensation of each Participant taken into account under the Plan for any year shall not exceed the OBRA '93 Annual Compensation limit. The OBRA '93 Annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, for a Plan Year, the combined Annual Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the adjusted $150,000 limitation, "Annual Compensation" for each such Participant for purposes of the contribution and allocation provisions means his Adjusted Annual Compensation. Adjusted Annual Compensation is the amount which bears the same ratio to the adjusted $150,000 limitation as the affected Participant's Annual Compensation (without regard to the Annual Compensation limitation) bears to the combined
Annual Compensation of all the affected Participants in the family unit.

"Beneficiary " shall mean any individual, trustee or other entity who, by the terms of any contract, the terms of the Plan or because of the designation by the Participant pursuant to the terms of the Plan, is entitled to receive any amount or benefit in the event of a Participant's death.

"Benefit Commencement Date " shall mean the first date of the first period for which Plan Benefits become payable to a Participant, Alternative Payee or Beneficiary. The Benefit Commencement Date shall be the date benefits first become payable. A payment shall not be considered to occur after the Benefit Commencement Date merely because actual payment is reasonably delayed for administrative reasons including delay for calculation of the benefit amount.

"Break in Service " means a Plan Year during which an Employee has not completed more than 500 Hours of Service.

One-Year Break in Service means a Plan Year during which an Employee has not completed more than 500
Hours of Service.

Five-year Break in Service means 5
consecutive 1 year Breaks in Service.

With respect to any short Plan Year, the required number of hours shall be a prorated number of hours based upon the number of months less than 12 in the period. However, a Participant shall not incur a 1-year Break in Service because of any authorized leave of absence granted by the Employer pursuant to a uniform nondiscriminatory policy in which the Participant returns to employment within the prescribed time.

Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. In any case in which such hours cannot be determined, eight Hours of Service per day of such absence shall be credited. An absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (b) in all other cases, in the following computation period.

The "Code " shall mean the Internal Revenue Code of 1986, as amended, and any succeeding statute of substantially similar effect.

"Company Stock " and "Employer Securities" shall mean Qualified Employer Securities as defined in and limited by ERISA and the Code.

"Disability " shall mean the inability to engage in the further performance of the Participant's normal employment activity with the Employer by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or by reason of a permanent loss of a member or function of the body or permanent disfigurement. The above definition shall apply to any "Disability" occurring on or after the later of the Effective Date or the date this Restated Plan is executed by Employer. The definition in the old plan shall apply to any disability occurring prior to said date. The permanence and degree of such impairment shall be supported by medical evidence.

"Early Retirement Date ."  The Plan shall have no
Early Retirement Date.

"Eligible Employee " means an Employee who has satisfied the eligibility requirements of Section 4 herein. An
Eligible Employee shall be a Participant in the Plan.

"Employee " shall mean any individual considered to be a common law employee who is either actually employed or available to accept an assignment under the normal employment practice of Employer or of any Related Employer required to be aggregated with Employer under Sections 414(b), (c), (m) or (o) of the Code.

The term Employee shall also include any Leased
Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

The term "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with
Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least 1 year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (a) such Employee is covered by a money purchase pension plan providing: (i) a nonintegrated Employer Contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

"Employee Elective Deferrals " shall mean the contributions made by active Participants pursuant to Section 5 herein.

"Employer " shall include:

Bioject, Inc.;

Any "Participating Employer" which is a
Related Employer, executes a Participating Employer
Agreement and has Employees who are required to be aggregated with Employer under Sections 414(b), (c), (m), or of the Code; and

Any successor business to a Participating
Employer which shall adopt and maintain the Plan.

"Forfeiture " shall mean the non-vested portion of a Participant's Account which shall not become part of the Plan
Benefit.

"Highly Compensated Employee " shall include highly compensated active Employees and highly compensated former
Employees.

A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:
received compensation from the Employer in excess of $75,000
(as adjusted pursuant to Section 415(d) of the Code);
received compensation from the Employer in excess of $50,000
(as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and Employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.
For purposes of this section, "compensation" means compensation as defined in Section 2.6, without any exclusions, and compensation must include "Elective Deferrals" (as defined in Section 2.16). The Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid percent group, the top 100 paid Employees, the number of officers includible and the relevant compensation, consistent with Section 414(q) of the Code and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury Regulations. A calendar year election must apply to all plans and arrangements of the Employer.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The family aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

The determination of who is a Highly Compensated
Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

"Hour of Service " shall be:

Each hour for which an Employee is paid or entitled to payment by Employer for the performance of duties during the applicable period; and

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. For purposes of determining Hours of Service, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group (under
Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Such hours will be credited hereunder regardless of whether such other member or entity has adopted this Plan; excluding, however, service during periods when Employer was not a member of the group or required to be aggregated.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code covering Leased Employees or Section 414(o) of the Code and the regulations thereunder.

Hours of Service will be determined on the basis of actual hours worked for which an Employee is paid or entitled to payment as provided herein.

"Non-Highly Compensated Employee " shall mean an
Eligible Employee who is not a Highly Compensated Employee and who is not a family member of a Highly Compensated Employee as defined in Section 2.19.



"Normal Retirement Date " shall mean the date the Participant attains age 65.

"Participant " shall mean an Eligible Employee.

"Plan Benefit " shall mean the nonforfeitable interest in a Participant's Account(s) other than the amount of any corrective distributions of excess deferrals or excess contributions and any earnings attributable thereto.

"Plan Year " shall mean the year on which the Plan records are kept, which shall be the 12-month period beginning on the first day of January of each year and ending on the last day of December.

"Qualified Matching Contributions " means Employer
Matching Contributions which are 100 percent fully vested when made and are distributed only in accordance with the distribution provisions applicable to Employee Elective Deferrals.

"Qualified Nonelective Contributions " means
Employer Supplemental and Employer Booster Contributions which are 100 percent fully vested when made and are distributable only in accordance with the distribution provisions applicable to Employee Elective Deferrals.

"Related Employer(s) " shall include all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) and all members of an affiliated service group (as defined in Section 414(m) and (o) of the Code) with the Employer.

"Trustee " shall mean Jim O'Shea and Peggy J.
Miller, or any successor designated herein.

"Year of Service " shall mean the computation period during which the Employee has performed at least 1,000
Hours of Service with Employer. The computation period shall be a 12 consecutive month period except less than 12 months may result from a change in computation period.

For accrual of benefit purposes, the period shall be Plan Years.

For vesting purposes, the computation period shall be the Plan Year

If an Employer maintains the plan of a
predecessor employer, service with the predecessor employer shall be treated as service with Employer for purposes of eligibility and vesting under this Plan.

Section 3

ADMINISTRATION

Assignment of Administrative Authority .  The
Employer shall be the "Administrator" of the Plan and shall be responsible for the administration of the Plan. The Administrator may delegate, from time to time, by written instrument, all or any part of its administrative responsibilities and duties hereunder to a person, persons or organization (including Trustee). If no such written delegation of authority is made, the Board of Directors of Employer shall act on behalf of Employer as the Administrator. Any such person, persons or organization may resign by delivery of a written resignation to Employer. Vacancies arising by resignation, death, removal or otherwise shall be filled by Employer. The reasonable expenses of such person, persons or organization in carrying out its authority shall be an expense of the administration of the Trust, unless an Employer elects to pay such expenses.

Organization and Operation . Administrator shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by unanimous consent in writing without a meeting.

Administrator may authorize any one or more of its members to execute any document or documents on behalf of Administrator, in which event Administrator shall notify Trustee in writing of such action and the name or names of its member or members so designated. Trustee shall thereafter accept and rely upon any document executed by such member or members as representing action by Administrator until Administrator shall file with Trustee a written revocation of such designation.

Administrator may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of the Plan. Administrator shall be entitled to rely conclusively upon and shall be fully protected in any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by such accountant, counsel or other specialist.

Powers and Duties . Administrator shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan. The Administrator shall have the discretionary authority to determine all questions arising in the administration, interpretation and application of the Plan and the interpretation of the Administrator shall be final and binding on all parties unless such interpretation is found to be arbitrary and capricious, made in bad faith or erroneous as a matter of law.

The Administrator under its discretionary authority shall:

Determine the eligibility of each Employee for participation in the Plan.

Establish and maintain Participants' Accounts under the Plan.

Determine the benefits hereunder to which Participants and their Beneficiaries are entitled.

Authorize all disbursements by Trustee from the Trust.

Set down uniform and nondiscriminatory rules of interpretation and administration to the extent necessary or appropriate, which may be modified from time to time in light of Administrator's experience.

Publish and file or disclose or cause to be published and filed or disclosed all reports and disclosures required by ERISA.

Direct or assist Trustee in notifying
Participants and their Beneficiaries of their elections with respect to withholding requirements applicable to benefit payments and to withhold from such payments, unless
Administrator has directed Trustee to withhold.

Obtain from Participants and their
Beneficiaries elections with respect to forms of payment of benefits and obtain spousal consent and waivers where required.

Hear and decide Participant claims pursuant to the Plan's claims procedure.

Regulate participant loans.

Records and Reports . Administrator shall keep records of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary or appropriate for proper administration of the Plan. Administrator shall maintain records with respect to each Participant sufficient to determine the benefits due or which may become due to such Participant. Administrator shall report to each Participant with respect to accrued benefits if such Participant requests such a report in writing pursuant to the Act. Said report shall be sufficient, based upon the latest information available, to inform the Participant of his Plan Benefit under the Plan and the percentage of such benefits which are nonforfeitable under the Plan. Administrator shall be responsible for reporting and disclosure requirements under the Act relating to the Plan, unless another fiduciary of the Plan has agreed to undertake responsibility for one or more specific requirements.

Payment of Expenses . Unless otherwise determined by the Employer, or if Administrator is a full-time Employee of an Employer or an affiliated Employer, Administrator shall serve without compensation for services as such. Employer may elect to pay all expenses of Administrator. Such expenses shall include any expenses incident to the functioning of Administrator, including, but not limited to, fees of accountants, counsel and other specialists, and other costs of administering the Plan. If an Employer does not elect to pay such expenses, they shall be paid from the Trust Fund.

Agent for Service of Process . The agent for service of process for the Plan and Trust shall be the Plan
Administrator. No Participant or Beneficiary is entitled to any notice of process unless required by the Act.

Indemnity . If the Administrator is an officer, director or employee of an Employer, Employer agrees to indemnify Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of Administrator or such member.

Personal Data to Administrator . Each Participant and each Beneficiary of a deceased Participant must furnish to the Administrator such evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Administrator, provided the Administrator advises each Participant of the effect of his failure to comply with its request.

Address for Notification . Each Participant and each Beneficiary of a deceased Participant must file with the Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Administrator, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

Section 4

ELIGIBILITY


Eligibility .

All Employees who have attained age 21 shall be eligible to participate on their date of hire. Any
Employees who have not attained age 21 on their date of hire shall be eligible to participate when they attain age 21.

An Employee who satisfies the eligibility requirement shall become an Eligible Employee on the first
Entry Date which occurs after the date the eligibility requirement is satisfied. Entry Dates shall be January 1 and July 1 of each Plan Year.

Active Participation .

An Eligible Employee shall become an active
Participant in the cash or deferred portion of the Plan when he has agreed in writing to have Elective Deferrals to the Plan deducted from his earnings in accordance with
Section 5.  Participation shall commence on the
Participant's Entry Date and shall continue until modified or terminated.

An active Participant may elect in writing at any time to suspend his Elective Deferrals and to become an inactive Participant. Any such election shall be effective as of the pay period designated by the Employee, but not earlier than the first pay period of the following month.

Continued Participation . Temporary layoffs and leaves of absence granted by Employer shall not be deemed to be a termination of employment. Any Participant who fails to return to active employment at or before the expiration of his leave of absence shall be deemed to have terminated his employment as of the date of expiration of his leave of absence, except that should he fail to return because of death or Disability, his service shall be deemed to have continued until the date of his death or the termination of his employment for Disability. Employer, in granting leaves of absence, shall follow uniform rules which shall be consistently applied so that all Participants similarly situated shall be treated alike.

Reemployment . If a Participant is rehired after termination of employment with Employer, his Years of Service prior to termination of employment shall be counted for purposes of eligibility and he shall be eligible to participate in the Plan on his reemployment commencement date.

If a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees.
If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the eligibility requirements and would have previously become a Participant had he been in the eligible class.

Bargaining Unit Employees . If an Employee is or shall become included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and Employer, and if retirement benefits were the subject of good-faith bargaining between such Employee representatives and Employer, and if 2 percent or less of the Employees who are covered pursuant to the collective bargaining agreement are professionals as defined in Section 1.410(b)-9(g) of the regulations, then any Employee included in such a unit shall not be eligible to participate or to continue to participate in this Plan unless the Employee's coverage under this Plan was provided for in the collective bargaining agreement. The term "employee representatives" does not include any organization of which more than one-half of whose members are Employees who are owners, officers or executives of an Employer.

Nonresident Aliens . Those Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United
States shall not be eligible to participate in the Plan.

Section 5

CONTRIBUTIONS


Employee Elective Deferrals .

Salary Reduction Arrangement.  Each Eligible
Employee may elect to enter into a Salary Reduction
Agreement with the Employer to reduce Annual Compensation earned, including cash bonuses. This amount shall be contributed to the Plan by the Employer on the Employee's behalf and shall be considered an Elective Deferral.

Limitations on Elective Deferrals.  Elective
Deferrals for Eligible Employees to the Plan are subject to the following limitations:

Elective Deferrals for any
Eligible Employee shall not exceed the $7,000 (adjusted for cost of living increases) annual limit described in
Section 5.1(d) or shall be adjusted as set forth in
Section 5.1(d)(ii);

Elective Deferrals shall
not violate the ADP test described in Section 5.1(e) without being adjusted as provided in
Section 5.1(e)(iii); and

Elective Deferrals shall be
subject to the overall limitation on contributions and benefits set forth in Section 19, and the maximum amount allowable as a deduction under the provisions of
Section 404 of the Code, as amended.

Employee Elective Deferral Procedures.
Employer shall contribute Elective Deferrals for Eligible
Employees as follows:

Each Eligible Employee
shall be entitled to elect to reduce his Annual
Compensation by a scheduled percentage or amount and to have Employer contribute the elected amount to the Plan instead of paying such amount to the Eligible Employee in cash.

The elective amounts or
percentages shall be limited to 15 percent of the Eligible Employee's Annual Compensation.

Salary Reduction type
Elective Deferrals shall be withheld from the applicable Employee's compensation each pay period by means of payroll deductions and shall be credited to the Employee's Elective Deferral Account.

An election to make
Elective Deferrals must be made by the Employee in writing and shall be effective as of the pay period designated by the Employee. Administrator may establish rules and procedures regarding the method, frequency, notice and adjustments required for Elective
Deferrals which will allow a Participant a reasonable period at least once each calendar year during which a Participant may terminate or modify the amount or frequency of Elective Deferrals.

If a Participant desires to
increase the total to be withheld for a Plan Year within the overall limits permitted by the Plan, the Participant may authorize the withholding of a supplemental amount up to 100 percent of his or her Annual Compensation for one or more subsequent pay periods.

$7,000 Annual Limit on Elective Deferrals.

Annual Limit.  The total
amount of Elective Deferrals made on behalf of any Eligible Employee during a calendar year shall not exceed the applicable limit contained in Section 402(g) of the Code. The limit shall be $7,000 as adjusted for increases in cost of living as of the beginning of each calendar year (hereinafter referred to as the $7,000
(indexed) limit). The $7,000 (indexed) limit shall be determined after any corrective distributions which have been previously made to comply with or within the applicable calendar years. In determining the $7,000
(indexed) limit, the following Elective Deferrals must be taken into account with respect to each Eligible
Employee: (a) Elective Deferrals under this Plan and any other Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) as described in Section 401(k) of the Code; (b) any employer contribution pursuant to a salary reduction arrangement under a simplified employee pension cash or deferred arrangement as described in Section
(1)(B); (c) any employee contribution under a plan as described under Section 501(c)(18), any employer contributions made on the behalf of a Participant for the purchase of an annuity contract pursuant to a salary reduction agreement under Section of the Code. The $7,000 (indexed) limit may be adjusted (but not to exceed $9,500) for deferrals to a annuity to the extent permitted by Treasury
Regulations.

Corrective Distribution of
Excess Elective Deferrals. If Administrator determines that a Participant's Elective Deferrals scheduled to be contributed to the Plan for a calendar year would exceed the $7,000 (indexed) limitation in a calendar year, Administrator may reduce or suspend the Participant's Elective Deferrals for the remainder of the calendar year. If a Participant has participated in or is participating in any other cash or deferred arrangement which is taken into account in determining the $7,000 (indexed) limitation, Participant may submit a written claim to Administrator for any excess
Elective Deferrals made under this Plan for a calendar year. The claim must be submitted by the March 1 following the close of the calendar year for which the deferral was made and the claim must specify the amount of Employee's Elective Deferrals made under this Plan which are in excess of the aggregate $7,000 (indexed) limit. To the extent administratively feasible, a corrective distribution of any claimed Excess Deferral amounts (and earnings attributable thereto) or any such amounts designated by the Administrator may be made to the Participant prior to the April 15 following the calendar year for which the deferral was made.

Determination of Earnings.
Any corrective distribution of Excess Deferrals which are caused by the $7,000 (indexed) annual limitation shall be adjusted for any earnings allocable to such Excess Deferrals. Earnings includes all income (or loss) and any realized or unrealized appreciation or depreciation in the value of applicable plan assets.

The earnings attributable to the Excess Deferrals is the income or loss allocable to the Participant's
Elective Deferrals Account for the taxable year.

The earnings attributable to the Excess Deferrals shall not include the income attributable for the period from the end of such Plan Year to the date of distribution. The determination of attributable income shall be made under a reasonable method used consistently for all Participants and all corrective distributions, is used for allocating income to Participant's accounts under Section 7 herein, and does not result in discrimination in favor of Highly Compensated Employees. Income and loss allocable for the period from the end of such Plan Year to the date of distribution shall not be included.

ADP Test for Elective Deferrals.

General.  The Actual
Deferral Percentage (hereinafter "ADP") for
Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

The ADP for Participants
who are Highly Compensated Employees for the Plan
Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same
Plan Year multiplied by 1.25; or

The ADP for Participants
who are Highly Compensated Employees for the Plan
Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same
Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated
Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

Non-Highly Compensated	Highly Compensated

Less than 2%    2.0 multiplied by Non-HCE's
Percentage
to 8%    2% plus Non-HCE's Percentage
or more    1.25% multiplied by Non-
HCE's Percentage

Actual Deferral
Percentage. "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the amount of Elective Deferrals actually paid over to the Trust on behalf of such Participant for the Plan Year to (b) the Participant's
Compensation for such Plan Year. For purposes of the Participant's initial Plan Year of participation, Compensation shall only be counted from the Participant's Entry Date.

For purposes of determining the
Actual Deferral Percentage, "Compensation" shall mean
Compensation as defined for purposes of Section 415 of the Code in Section 19.3-2 herein increased by any Elective Deferrals made under a Cash or Deferred
Arrangement under Section 401(k) of the Code.

Participant Elective Deferrals shall
include: (a) any Elective Deferrals made pursuant to the Participant's deferral election, including excess
Elective Deferrals; and (b) at the election of Administrator, Qualified Nonelective Contributions.
For purposes of computing Actual Deferral Percentages, an Eligible Employee shall be taken into account as a Participant even if no Elective Deferrals are made on behalf of the Employee. Administrator may determine the Actual Deferral Percentages by taking into account
Qualified Nonelective Contributions made to this Plan.

Deferral Adjustments.
Administrator may make periodic reviews of the deferral percentages during the Plan Year, and if in the opinion of the Administrator, it appears that the actual deferral percentage for the Highly Compensated
Employees is going to exceed the limits set forth above, Administrator may limit the rate of Elective
Deferrals for Highly Compensated Employees during the
Plan Year in any reasonable manner designed to comply with the ADP test.

Excess Deferrals and
Corrective Distributions Under ADP Test. A corrective distribution of any Excess Deferrals (adjusted for any income or loss allocable thereto) shall be made to Highly Compensated Employees no later than the end of the Plan Year following the Plan Year for which the Excess Deferrals were made. In determining the amount of any Excess Deferrals and the Employees to whom corrective distributions of Excess Deferrals are to be made, the Elective Deferrals of Highly Compensated
Employees are reduced in the order of the actual deferral percentages beginning with those Highly
Compensated Employees with the highest actual deferral percentages. If the ADP test has not been satisfied when the actual deferral rates of the Highly
Compensated Employee with the highest ratio has been reduced to equal the ratio of the Highly Compensated
Employee with the next highest actual deferral ratio, then the process shall be repeated until the ADP test has been satisfied. The Excess Deferrals are to be distributed to those Highly Compensated Employees for whom a reduction is made in order to satisfy the ADP test.

To the extent administratively
feasible, corrective distributions of excess contributions shall be made within 2 1/2 months after the end of the Plan Year with respect to which the contribution was made in order to avoid a 10 percent penalty tax on the Employer. The amount of Excess
Deferrals to be distributed pursuant to this section shall be reduced by the amount of: (a) any Excess
Deferrals previously distributed to such Employee for the Employee's taxable year ending with or within the Plan Year; and (b) any Excess Deferral previously distributed.

Determination of Allocable
Income or Loss. Any distribution of Excess Deferrals which are caused by the application of the ADP test shall be adjusted for any income or loss allocable to such Excess Deferrals. The allocable income or loss shall be determined in the same manner as provided herein for determining the income or loss allocable to excess Elective Deferrals caused by the $7,000
(indexed) limit.  If Qualified Nonelective
Contributions are taken into account in the ADP test, then the Participant's Qualified Nonelective
Contribution Account, if applicable, shall be combined with the Participant's Elective Deferral Account in making the determination. A reasonable method shall be used for computing the income allocable to Excess
Deferrals which is used consistently for all Participants and for all corrective distributions for such year, which is used for allocating income and earnings to Participant's accounts under Section 7 herein, and does not result in discrimination in favor of Highly Compensated Employees. Income and loss allocable for the period from the end of such Plan Year to the date of distributions shall not be included.

Accounting for Excess
Deferrals. Excess Deferrals which are caused by the application of the ADP test shall be distributed from the Participant's Elective Deferral Account in proportion to the Participant's Elective Deferrals.
Excess Deferrals shall be distributed from the Participant's Qualified Nonelective Contribution
Account only to the extent that such Excess Deferrals exceed the balance in the Participant's Elective
Deferral Account and Qualified Matching Contribution
Account.

Employer Booster
Contributions.  Employer may elect to make a Booster
Contribution for all Non-Highly Compensated Employees who are Eligible Participants under the Plan, in lieu of distributing Excess Deferrals as provided in paragraph (iv) above or Excess Aggregate Contributions as provided in Section 5.6(b). The Employer Booster
Contribution must meet the requirements of a Qualified
Nonelective Contribution as defined in Section 2.27 and shall be allocated only to the accounts of Non-Highly
Compensated Employees who are Eligible Participants.
The amount of the contribution shall be such amounts as are sufficient to satisfy either the ADP test or ACP test, or both, pursuant to regulations under the Code.
The allocation will be based on the ratio of the Non-Highly Compensated Employee Participant's Annual
Compensation to the Total Annual Compensation of all Non-Highly Compensated Participants for the Plan Year.

Special Rules for ADP Test.

More Than One Plan--Same
Employee. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Elective Deferrals under two or more arrangements described in
Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferral were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

More Than One Plan--
Combined Testing. In the event that this Plan satisfies the requirements of Sections 401(k),
(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year. An Employee
Stock Ownership Plan may not be aggregated with this Plan.

Family Unit Rule.  For
purposes of determining the ADP of a Participant who is a 5 percent owner or one of the 10 most highly-paid Highly Compensated Employees, the
Elective Deferrals of and Compensation of such Participant shall include Elective Deferrals and Compensation for the Plan Year of family members
(as defined in Section 414(q)(6) of the Code).
Family members, with respect to such Highly
Compensated Employees shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated
Employees and for Participants who are Highly
Compensated Employees. A single ADP shall be calculated for the family members as if the family members were one Participant. The ADP of the family unit is determined by combining the Elective Deferrals and Compensation of all family members, including those who are Non-Highly
Compensated Employees.

Time for Correcting
Excess. For purposes of determining if the ADP test has been satisfied, corrective distributions of Elective Deferrals must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

Maintain Records.
Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test used in such test.

Rounding.  Actual
deferral ratios and percentages shall be calculated to the nearest one-hundredth of percent of Annual Compensation.

Employer Matching Contributions .

Employer may make Matching Contributions in such amounts as may be determined by the Employer each year.

Matching Contributions shall not violate the ACP test described herein without being adjusted as provided in Section 5.5.

Matching Contributions shall be subject to the overall limitation on contributions and benefits set forth in Section 19, and the maximum amount allowable as a deduction under the provisions of Section 404 of the Code, as amended.

Matching Contributions which are 100 percent nonforfeitable and comply with the distribution restrictions applicable to Employee Elective Deferrals may be considered to be Qualified Matching Contributions.

Employer Supplemental Contributions .

General.  The Employer may make Supplemental
Contributions in such amounts as may be determined by the Employer each Plan Year.

Supplemental Contributions shall be subject to the overall limitation on contributions and benefits set forth in Section 19 and the maximum amount allowable as a deduction under the provisions of Section 404 of the Code, as amended.

Supplemental Contributions which are
percent nonforfeitable and comply with the distribution restrictions applicable to Employee Elective Deferrals may be considered as Qualified Nonelective Contributions.

Top-Heavy Minimum Contributions . If the Plan is a top-heavy plan for a Plan Year, the Employers shall contribute to the Plan for the benefit of and allocate to all Non-Key Employee Participants who have not separated from service at the end of the Plan Year, a Top-Heavy Minimum Contribution pursuant to Section 20.4(b) herein.

ACP Test for Employee and Matching Contributions .

General. Employer Matching Contributions and the allocation thereof must meet the Actual Contribution
Percentage test (the "ACP" test). The ACP test is the same as the ADP test in Section 5.1(e) except that Employer
Matching Contributions are tested instead of Employee
Elective Deferrals and Qualified Employer Matching
Contributions taken into account under the ADP test shall not be counted under the ACP test.

Multiple Use Limitation.  If one or more
Highly Compensated Employees is included in the ADP test and in the ACP test, then the sum of the ADP and the ACP for those Highly Compensated Employees may not exceed the multiple use limitation. The multiple use limitation is the sum of:

125 percent of the greater
of (a) the ADP of the Non-Highly Compensated Employees for the Plan Year, or (b) the ACP of Non-Highly
Compensated Employees under the Plan subject to Section of the Code for the Plan Year beginning with or within the Plan Year of the CODA; and

2 percent plus the lesser
of (i)(a) or (i)(b), but no more than twice the lesser of such ADP or ACP.

For Plan Years beginning prior to the
later of January 1, 1992, or 60 days after the Treasury issues final regulations under Section 401(m) of the Code, the Administrator, in lieu of determining the multiple use limitation as the sum of (i) and (ii) above, may elect to determine the multiple use limitation as the sum of (iii) and (iv) below.

125 percent of the lesser
of:  (a) the ADP of the Non-Highly Compensated
Employees under the Plan; or (b) the ACP of the Non-Highly Compensated Employees for the Plan Year beginning with or within the Plan Year of the Plan.

2 percent plus the greater
of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

Special Rules for ACP Test.

Definitions.  For purposes
of the ACP test, the following definitions shall apply.

"Average Contribution
Percentage" shall mean the average of the Contribution Percentages of the Eligible
Participants in a group.

"Contribution Percentage"
shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage
Amounts to the Participant's Compensation for the Plan Year. For purposes of the Participant's initial Plan Year of participation, Compensation shall only be counted from the Participant's Entry
Date.

"Compensation" shall mean
Compensation as defined for purposes of Section of the Code in Section 19.3-2 herein increased by any Elective Deferrals made under a Cash or Deferred Arrangement under Section 401(k) of the
Code.

"Contribution Percentage
Amounts" shall mean the sum of the Employee
Elective Deferrals, Employer Matching
Contributions and Qualified Matching Contributions
(to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such
Contribution Percentage Amounts shall include
Forfeitures of Excess Aggregate Contributions or
Matching Contributions allocated to the
Participant's Account which shall be taken into account in the year in which such Forfeiture is allocated. Administrator may include Qualified
Nonelective Contributions in the Contribution
Percentage Amounts. Administrator also may elect to use Elective Deferrals in the Contribution
Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

"Eligible Participant"
shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution
Percentage), or to receive a Matching Contribution
(including Forfeitures) or a Qualified Matching
Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.
"Employee Contribution"
shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

"Matching Contribution"
shall mean an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee
Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

For purposes of the ACP
test, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution
Percentage Amounts was made under each Plan.

The special rules
applicable to the ADP test under Section 5.1(e)(vii) shall apply to the ACP test.

Excess Employer Contributions .

General. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.
If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

"Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

The aggregate Contribution
Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan
Year, over

The maximum Contribution
Percentage Amounts permitted by the ACP test
(determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining excess Elective Deferrals and then determining excess Employer Contributions.

Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. Excess Aggregate
Contributions shall be treated as annual additions under the Plan.

Disposition of Excess Employer Contributions.
Excess Employer Contributions and attributable earnings shall be distributed and forfeited as follows:

The vested portion of the
excess amount shall be distributed to the Participant on whose behalf the contribution was made within the 2 1/2 months after the end of the Plan Year with respect to which the contribution was made in order to avoid a percent penalty tax imposed on the Employer.

The non-vested portion of
the excess amount shall be forfeited and allocated in the same manner as Forfeitures of Employer Matching
Contributions that gave rise to the excess amount are allocated. No such Forfeiture shall be allocated to the account of any Highly Compensated Employee who incurred the Forfeiture.

Accounting for Excess Aggregate
Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed in the following priority:

First as attributable to
the Participant's Employee Nondeductible Contribution
Account, if any;

Then, as Employer Matching
Contributions allocable with respect to Excess
Deferrals determined under the ADP test described in
Section 5.1(e), then on a pro rata basis to Employer
Matching Contributions and to the Employee Elective
Deferrals relating to those Matching Contributions which have been included in the ACP test; and

Last, to the Participant's
Qualified Nonelective Contributions used in the ACP test.

Determination of Income or Loss.  Excess
Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Account for the Plan Year, and shall be determined under a reasonable method used consistently for all Participants and all corrective distributions, which is used for allocating income to Participant's accounts under Section 7 herein, and does not result in discrimination in favor of Highly Compensated Employees. Income and loss allocable for the period from the end of such Plan Year to the date of distribution shall not be included.

Conditional Employer Contributions .

Conditional Contributions.  All Employer
Contributions made by Employer under this Plan to this Trust are conditioned upon the deductibility of such contributions under Section 404 of the Code.

Return to Employer. Upon Employer's request, an Employer Contribution may be returned to Employer if the surrounding facts and circumstances indicate that:

The contribution is
attributable to a good-faith mistake of fact; or

In the case of a
disallowance of a deduction of a contribution conditioned on its deductibility under the Code, a good faith mistake is made in determining the deductibility of the contribution.

The return to Employer of the amount of the contribution involved must be made within 1 year of the mistaken payment of the contribution, or the date of disallowance of the deduction, as the case may be. The return to Employer may occur even if a resulting adjustment is made to the accounts of Participants which are partially or entirely nonforfeitable under Section 8 herein. The amount which may be returned shall be the excess of (a) the amount contributed over (b): (i) the amount that would have been contributed had there not occurred a mistake of fact, or (ii) the amount that would have been contributed had the deduction been limited to the amount that is deductible after any disallowance. Earnings attributable to the contribution to be returned may not be returned to Employer, but losses attributable thereto must reduce the amount to be returned. If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual account balance of any Participant to be reduced to less than the balance which would have been in the account had the mistaken or nondeductible amount not been contributed, then the amount to be returned shall be limited so as to avoid such reduction.

Time of Payment . Employer shall pay to Trustee its contribution for each year on or before the time prescribed by law for such year, and such contribution shall be treated as though it was paid on the last day of such year unless otherwise designated.

Single Plan for Employees of Related Employers .
Contributions made by each Participating Employer shall be made to and considered to be a contribution to a single plan and used to pay benefits for all Participants under the Plan except as otherwise provided in Employer's Plan.
Profit Sharing Contributions .  All Employer
Contributions shall be considered to be made to a Profit Sharing Plan and shall be made without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. The Profit Sharing Plan shall continue to be designed to qualify as a Profit Sharing Plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.


Section 6

ALLOCATION OF CONTRIBUTIONS AND FORFEITURES


Participant Elective Deferrals .  Participant
Elective Deferrals shall be credited to the accounts of the Participants making such contributions.

Employer Matching Contributions . Administrator, as of each Anniversary Date, shall allocate Employer Matching
Contributions for the year to each Participant who has made an Elective Deferral during the Plan Year. subject to the following conditions:

The Participant must have performed at least
Hours of Service during the Plan Year;

The allocation shall be based only upon the first 6 percent of the Participant's Annual Compensation received during the Plan Year;

If the contribution is made in Company Stock the allocation shall be whole shares of Company Stock, with fractional shares rounded up to the nearest whole share; and

Annual allocations of Employer Matching
Contributions shall be subject to the ACP test set forth in
Section 5.

Employer Supplemental Contributions .
Administrator, as of each Anniversary Date, shall allocate
Employer's Supplemental Contribution and any Forfeitures for the year to the account of each Participant as follows:

Restoration of Forfeitures.  First, any
amounts required to be allocated pursuant to Section 8.8 (relating to the buy-back of previously forfeited amounts) or Section 9.8 (relating to the restoration of amounts forfeited which occurred because the Participant could not be located) to restore previously forfeited amounts shall be so allocated.

Second, the balance, if any, shall be
allocated to the Accounts of those active Participants who have performed at least 1,000 Hours of Service during the Plan Year in proportion to the ratio which each Participant's Annual Compensation for the year bears to the Annual Compensation of all Participants for the year.

Partial Year Allocation of Employer Supplemental
Contributions .

Initial Year of Participation. With respect to the Plan Year in which an Employee initially commences participation, Employer Supplemental Contributions shall be based upon the Participant's Annual Compensation from the Participant's Entry Date to the end of the Plan Year.

Termination Year Allocation. With respect to whether a Participant shall share in an allocation of Employer Supplemental Contributions and Forfeitures, if any, for the Plan Year during which the Participant terminates employment, a Participant shall not share in such an allocation for the Plan Year during which the Participant terminates employment, unless the Participant completes at least 1,000 Hours of Service during the Plan Year of termination and Participants who are not employed on the last day of the Plan Year shall not receive an allocation of Employer Contributions and Forfeitures.

Top-Heavy Minimum Contributions .  Employer
Top-Heavy Minimum
Contributions shall be allocated as provided under Section 20.4 herein.

500 Hour Rule Adjustments .  If more than 500
Hours of Service are required to be performed or if employment on the last day of the Plan Year is required in order for a Participant to share in an Employer Contribution (other than a Top-Heavy Minimum Contribution) then the following shall apply. If either or both of the above requirements would result in the Plan not being able to satisfy the coverage requirements under
Section 410(b) of the Code and the regulations thereunder, then an allocation shall be made to a sufficient number of otherwise Eligible Employees as is necessary to comply with the
Section 410(b) requirements. The selection of the Eligible Employees who shall share in the allocation shall be made as follows. Those with the latest date of termination of employment with Employer and continuing in descending order from the latest to the earliest termination date, until the Plan satisfies the
Section 410(b) tests for the Plan Year.

ADP Booster Allocation . Administrator may elect to make an ADP Booster Allocation to all Non-Highly Compensated Employees who are Eligible Participants under the Plan from Employer's Supplemental Contribution before making the regular allocation set forth in Section 6.3 above. The ADP Booster allocation must meet the requirements of a Qualified Nonelective Contribution as defined in Section 2.27 and shall be allocated only to the accounts of Non-Highly Compensated Employees who are Eligible Employees. The amount of the allocation shall be such amounts as are sufficient to satisfy either the ADP test or ACP test, or both, pursuant to regulations under the Code. The allocation will be based on the ratio of the Non-Highly Compensated Employee Participant's Annual Compensation to the Total Annual Compensation of all Non-Highly Compensated Participants for the Plan Year.

Related Employers .  If two or more Related
Employers (members of a controlled or affiliated service group) contribute to this Plan, Employer Contributions and Forfeitures shall be allocated to each Participant in the Plan without regard to which contributing group member employs the Participant.

For purposes of determining and allocating a Participating Employer's Contribution, a Participant's compensation includes compensation from all Participating Employers. If a Participant receives compensation from more than one Participating Employer during a Plan Year, Administrator shall determine Employer's Contribution and allocations to Participant by prorating the Participant's compensation among the Participating Employers.
Overall Limitation on Allocations . The allocation made to a Participant's Account(s) each Plan Year shall be subject to the additional limitations contained in
Section 19 herein.


Section 7

PARTICIPANTS' ACCOUNTS


Participants' Accounts . The Administrator shall maintain a separate account for each Participant, separately recording the Participant's interest in:

Employee Elective Deferrals;

Employer Matching Contributions;

Employer Supplemental Contributions;

Employer Top-Heavy Minimum Contributions;

Rollover Contributions.

The Trustee shall hold all assets of the Plan in a single, commingled fund and no Participant shall have any interest in an individual asset of the Trust Fund, except as otherwise provided in Section 11.

Valuation of Assets . Trustee, as of the last day of each calendar quarter of the Plan Year (the Valuation Date) and at such other time or times as Administrator shall direct in order to avoid material distortion or otherwise to administer the Trust Assets, which time shall be the "interim Valuation Date," shall determine the net worth of the assets of the Trust Fund and report such value to Administrator in writing. In determining such net worth, Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from Employer or from the Fund. Such valuation shall not include any Employer Contributions made for the Plan Year ending as of such Valuation Date.

Nonreversion . Under no circumstances shall any part of the corpus or income of the Trust (including Forfeitures) ever revert to or inure to the benefit of Employer or be used for any purpose whatsoever other than for the exclusive purposes of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan, except as provided in Section 5.7.

Adjustment of Accounts .  As of each Valuation
Date (and at such interim Valuation Date as Administrator shall direct), and before crediting the amount of any contributions and Forfeitures for the year allocated to the Participants, Administrator shall adjust and make allocations to the accounts of Participants, as follows:

Each account shall be adjusted for payments made to the Participant or Beneficiary or for his benefit during the period including withdrawals under Section 9.
A Participant's Elective Deferral Account shall be credited with any deferrals made by that Participant during the period and not previously credited to his accounts.

Each Participant shall be credited with the appropriate portion of the Employer Contributions during the period which have not previously been credited to his account.

In the case of a Forfeiture during the Plan
Year, there shall be subtracted the amount of the Forfeiture.

The net realized income or loss of the
account for the period and any net increase or decrease in the fair market value of the account shall be credited to or charged to each account.

In the case of Participants whose accounts have been segregated, no allocation shall be made to their account.

The time determined by Administrator for adjustment hereunder shall be the "Valuation Date" which shall be at least once each Plan Year.

Segregated Accounts . Segregated accounts shall be separately adjusted for increases or decreases in the value of the segregated account since the last Valuation Date and shall not be adjusted for assets not specifically earmarked to the segregated account.

Participant-Directed Accounts .  A Participant-
Directed Account, to the extent authorized by the Administrator, shall be treated as a segregated account for purposes of accounting for increases or decreases in the value of the account.

Valuation of Accounts . Should a Participant terminate employment, retire, become disabled or die, his accounts shall be valued on the Valuation Date preceding or coinciding with such occurrence adjusted for any payments to or withdrawals made by the Participant and further adjusted for Elective Deferrals made by the Participant and any Employer Contributions subsequent to the preceding Valuation Date. If the terminated Participant's Account is not fully distributed to him or segregated prior to a subsequent Valuation Date, the valuation shall be made as of the Valuation Date preceding or coinciding with the date of distribution or segregation.

Transferred Accounts . Assets received on behalf of a Participant as rollovers and assets transferred from other plans shall be accounted for in a separate account. Transfers from other plans and rollovers may be combined with the Participant's Account(s) under this Plan when the Participant's Account(s) under this Plan becomes fully vested, unless required to be separately accounted for.


Section 8

VESTING


Participant Elective Deferrals . A Participant's interest in his Elective Deferral Account shall be fully vested regardless of his Years of Service upon becoming a Participant under the Plan.

Employer Contributions .  Except as provided in
Section 5.7 with respect to Conditional Employer Contributions and Section 8.3, a Participant's interest in his Employer
Contribution Accounts shall be subject to graduated vesting in accordance with the following schedule:

Plan Years of Service   Vested Interest

Less than 2 years	   0%
years but less than 3    50%
years or more    100%

Retirement, Death and Disability .  A
Participant's interest in his Employer Contribution Account(s) shall be fully vested regardless of his Years of Service upon the occurrence of (a) attainment of Normal Retirement Date; (b) death while still employed by Employer; or (c) Disability.

Vesting Years of Service . For the purpose of determining Years of Service for vesting purposes:

The vesting computation period shall be the Plan Year. The Employee need not be employed at the beginning or the end of the vesting computation period if at least the required number of Hours of Service have been performed during the period.

In determining vesting Years of Service, all Years of Service with the Employer shall be counted.

Years of Service after a 1-year Break in Service shall not be taken into account to increase a Participant's vested percentage in an Account balance accrued prior to the 1-year Break in Service if the Participant incurs a 5-year Break in Service. Separate accounts shall be established to account for pre-break and post-break Accrued Benefits.

Forfeitures . A Forfeiture will be deemed to occur when the Participant terminates employment with Employer and has received a cash-out distribution upon termination of participation in the Plan, or terminated employment with Employer without any vested interest under the Plan.
A Forfeiture can only occur at the designated time if the terminated Participant previously received a cash-out distribution following termination of employment with Employer.
A cash-out distribution made to a terminated Participant not later than the end of the second Plan Year following the Plan Year in which the termination occurred is deemed to be made on termination and qualifies as a cash-out distribution. A cash-out distribution must consist of the Participant's entire vested account balance(s). If the vested value of the Participant's account balance(s) is zero upon termination (due to a 100 percent Forfeiture), the Participant shall be deemed to have received a cash-out distribution of the accrued benefit and the Forfeiture of the non-vested account balance(s) shall occur at the end of the Plan Year in which the Participant's termination occurs.

Allocation of Forfeitures . Any amount in a Participant's Account which is not vested upon the Participant's termination of employment in accordance with the Plan's vesting schedule shall be held in an unallocated account in accordance with the following procedure:

If the Participant resumes employment prior to the time when a Forfeiture occurs, the Account shall be credited back to his Participant Account.

If the Participant does not resume employment prior to the time when a Forfeiture occurs, the account shall be forfeited and shall be reallocated and applied on the last day of the Plan Year during which the Forfeiture occurs in accordance with the provisions of the Plan applicable at that time.

The account shall share in allocations of Trust income and losses and market value adjustments and shall be treated as a part of the Participant's Account for such purposes.

In the event of a discontinuance of
contributions or a termination of Employer's Plan which requires full vesting of the affected Participant's Account, and if such event occurs at a time before a Forfeiture occurs with respect to an affected terminated Participant's non-vested account balance(s), then the unallocated accounts of such terminated Participants shall be credited back to the Participant's Account(s) and shall be fully vested and nonforfeitable.

Forfeitures of Employer Contributions shall be allocated as follows:

Employer Matching
Contribution Forfeitures shall be added to and allocated with Employer Discretionary Matching
Contributions for the Plan Year; provided, however, the Employee receiving the forfeiture allocation must be employed by Employer on the last day of the Plan Year and the allocation shall be made in whole shares of Company Stock to each Participant's account, with fractional shares rounded up or down to the nearest whole share.

Employer Supplemental Contribution
Forfeitures shall be added to and allocated in the same manner as Employer's Supplemental Contributions are allocated for the Plan
Year.

Employer Minimum
Contribution Forfeitures shall be added to and allocated in the same manner as Employer's Supplemental
Contributions are allocated for the Plan Year.

Participating Employers.  If two
or more Related Employers (members of a controlled or affiliated service group) contribute to this Plan, Employer Contributions and Forfeitures shall be allocated to each Participant in the Plan without regard to which contributing group member employs the Participant

For purposes of determining and allocating a Participating Employer's Contribution, a Participant's compensation includes compensation from all Participating Employers. If a Participant receives compensation from more than one Participating Employer during a Plan Year, Administrator shall determine Employer's Contribution and allocations to Participant by prorating the Participant's compensation among the Participating Employers.

Separate Accounts For Post- and Pre-Break Benefits of Rehired Participants . If a Participant who was not fully vested resumes employment after incurring a 5-year Break in Service, and has not received a cash-out distribution, the following accounts shall be established:

A new account shall be created for the
Participant for allocations of Employer Contributions and Forfeitures made after resumption of employment. The account shall be subject to the vesting schedule under Employer's Plan, taking into account Years of Service before and after the 5-year Break in Service occurred.

The undistributed balance of the
Participant's old account shall be carried as a separate account which shall be fully vested.

At such time as the post-break account
established under (a) becomes fully vested, the two accounts shall be combined.

In the event the Participant is rehired
before incurring a 5-year Break in Service, repays the amount of the distribution as provided herein and has the Forfeiture restored, then the accounts established hereunder shall be combined with the paid back and restored amounts and shall be subject to the vesting schedule under Employer's Plan, taking into account Years of Service before and after the Break in Service.

Treatment of Forfeitures on Rehire .  If a
Participant incurs a Forfeiture and is subsequently rehired, the Forfeiture shall remain forfeited or shall be restored as follows:

After 5 Years. If the Participant is rehired after incurring a 5-year Break in Service, Years of Service after such 5 year Break in Service period shall not be counted for purposes of determining the Participant's vested interest in pre-break benefits, and the Forfeiture incurred shall remain forfeited.

Before 5 Years.

If the Participant is
rehired before incurring a 5-year Break in Service and received or is deemed to have received a cash-out distribution before being rehired, any Forfeiture which occurred prior to rehire shall be restored if the Participant repays to the Plan the full amount of the cash-out distribution and the repayment is made on or before the earlier of the following times: (a) five years after the first date on which the Participant is subsequently rehired or (b) the close of the 5-year
Break in Service period commencing after the distribution.

The restored amount shall be the same
dollar amount which was forfeited, unadjusted for gains or losses occurring subsequent to the date of the Forfeiture. The restored amount shall be made first from the Forfeitures occurring during the Plan Year in which the repayment is made, and if necessary the Employer(s) shall contribute an amount to make the required restoration. If the Participant does not repay as provided above, the Forfeiture shall remain forfeited.

If the Participant's entire
Account was forfeited, and no actual distribution of any Plan Benefit was distributed before rehire, then any Forfeiture which occurred prior to rehire will be restored if the Participant is rehired within the 5-year period prescribed above. For purposes of applying the repayment and restoration provisions above, the rehired Participant shall be treated as repaying his deemed cash-out distribution on the date of rehire.

Special Account--Rehire Prior to Forfeiture . If a distribution is made to a partially vested Participant and the Participant is rehired before a forfeiture occurs, the following provisions shall apply:

A separate account shall be established for the Participant's interest in the Plan as of the time of distribution; and

At any relevant time, the Participant's
vested portion of the separate account shall not be less than the amount ("X") determined by the formula:
X = P (AB + D) - D.  For purposes of applying the formula:
P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of distribution.

Amendment of Vesting Schedule . No amendment of the vesting schedule shall directly or indirectly deprive a Participant of nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment.

An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

60 days after the amendment is adopted;

60 days after the amendment becomes
effective; or

60 days after the Participant is issued
written notice of the amendment by Employer or Administrator.

Transferred or Rollover Accounts .  If Employer's
Plan shall receive any accounts as a result of a rollover or a plan transfer, such accounts shall be fully vested and nonforfeitable.

Forfeiture Due to Inability to Locate .  If a
Participant's Plan Benefit becomes payable and the Administrator, after a reasonable search cannot locate the Participant (or his Beneficiary who is entitled to payment), the Plan Benefit shall be forfeited as provided in Section 9.8 herein. If the Participant or his Beneficiary subsequently presents a valid claim for benefits, the Administrator shall reinstate the Plan Benefit in the manner provided in Section 9.8.


Section 9

BENEFITS


Retirement . When a Participant attains the applicable retirement date and terminates employment with Employer, Administrator shall direct Trustee to distribute the Plan Benefit to the Participant pursuant to the provisions of this Plan.

Normal retirement shall occur when a
Participant reaches the Normal Retirement Date and terminates employment with Employer.

Deferred retirement may occur if a
Participant continues employment with Employer beyond the Normal Retirement Date. During any period of continued employment, the Participant shall continue to participate in the Plan until actual retirement, when participation shall cease.

Death .

Benefits. Upon the death of a Participant, Administrator shall direct Trustee to distribute the Participant's Plan Benefit to the Beneficiaries designated pursuant to the applicable provisions of this Plan. The Plan Benefit shall be equal to the value of the deceased Participant's Account(s) which have not been distributed at the time of death or the survivor's portion of any annuity which has been purchased for the Participant. The deceased Participant's Account(s) shall include the proceeds of any life insurance policies on the life of the Participant earmarked for such accounts and the proceeds shall be distributed to the Beneficiary. Any key man life insurance acquired as a general asset of the Trust and not earmarked for the deceased Participant's Account shall be treated as a gain to the Trust and allocated proportionately, based upon account balances to all Trust Accounts (except segregated accounts) as of the date of death.

Proof of Death. Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the account value of a deceased Participant or former Participant as Administrator may deem desirable.

Designation of Beneficiary. Each Participant may designate a Beneficiary of the Participant's Plan Benefit which becomes payable on account of the death of the Participant. Such designation shall be made in a form satisfactory to Administrator and in accordance with the requirements of Section 401(a)(9) of the Code and the applicable regulations. The designation shall name a specific Beneficiary or Beneficiaries. A valid irrevocable trust with identifiable trust beneficiaries may be designated if a copy of the trust instrument is provided to Administrator prior to the date of Participant's death. Any Participant may, at any time, revoke or change the designation of Beneficiary by filing written notice of such revocation or change with Administrator. Any change requires a new designation made in accordance with these provisions and shall automatically revoke all prior designations.

A designation or change of a designation by a married Participant of a Beneficiary other than the surviving spouse shall not be effective unless one of the following applies:

The spouse (or the spouse's
legal guardian if the spouse is legally incompetent) executes a consent in writing that acknowledges the identity of the specific non-spouse Beneficiary
(including any class of Beneficiaries or any contingent
Beneficiaries) who will receive the benefit. If the designation is a trust, the Participant's spouse need only consent to the trust and need not consent to the specific trust Beneficiaries or changes to Beneficiaries.

The spouse (or the spouse's
legal guardian if the spouse is legally incompetent) executes a general consent which permits the Participant to change the beneficiary designation without any requirement of further consent by the spouse. A general consent executed after October 21, must state that the spouse has the right to limit consent to a specific Beneficiary (or a specific optional form of benefit where applicable) and that the spouse voluntarily elects to relinquish such right.

The consent cannot be
obtained because (a) the spouse cannot be located, (b) the Participant obtains a court order (in the absence of a Qualified Domestic Relations Order) that the Participant is legally separated or has been abandoned by his or her spouse (within the meaning of local law), or (c) because of other circumstances provided by applicable regulations.

Any consent must be in writing and be
witnessed by a plan representative or a notary public.
The consent may, by its terms, preclude the spouse from revoking the consent after it has been given.

Effect of Divorce. If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply subject to any applicable qualified domestic relations order:

If the Participant is
married at death but was unmarried when the designation was made, the designation shall be void unless the spouse had consented to it in the manner prescribed above.

If the Participant is
unmarried at death but was married when the designation was made, any designation of the ex-spouse as a Beneficiary shall be void but a designation of a non-spouse Beneficiary shall remain valid.

If the Participant was
married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

Failure to Designate a Beneficiary.  If any
Participant shall fail to designate a Beneficiary, if all designated beneficiaries shall have predeceased the Participant, or if the beneficiary designation on file with Administrator is not valid at the time of Participant's death, then Administrator shall distribute the Participant's Plan Benefits as follows:

To the Participant's
surviving spouse, or if there be none surviving,

To the Participant's
children, in equal shares, or if there be none surviving,

To the estate of the
Participant.

Disability .  In the event of a Participant's
Disability, Administrator shall direct Trustee to distribute his Plan Benefit to him pursuant to the provisions of the Plan. The determination of Disability shall be made by Administrator in accordance with uniform principles consistently applied, upon the basis of a written opinion of at least one licensed physician, and such other evidence as Administrator deems necessary and desirable. Participation shall cease upon termination of employment because of Disability.

Termination of Employment . If a Participant shall terminate employment with Employer for any reason other than those specified in the preceding paragraphs of this section, participation in the Plan shall cease, the Participant's Account(s) shall be subject to the vesting schedule in Section 8, and the Participant's Plan Benefit shall be distributed pursuant to the following provisions of the Plan.

Minimum Required Distributions . Any distribution provisions which are required in order to comply with
Section 401(a)(9) of the Code and the regulations thereunder shall override any inconsistent distribution provisions in the Plan. The distribution of a Participant's interest in the Plan must begin by the Required Beginning Date defined in Section 10. The amount of the distribution must satisfy the minimum distribution requirements under Section 401(a)(9) of the Code and the applicable Treasury Regulations, including the minimum distribution incidental benefit requirement ("MDIB") of Section
(9)-2 of the Treasury Regulations.

The minimum distribution to be made each year will be an amount equal to the quotient obtained by dividing the Participant's adjusted account balance by the life expectancy of the Participant (or the joint life and last survivor's expectancy of such Participant and his or her designated Beneficiary). Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated (but not more frequently than annually) upon the written election of the Participant (or his spouse - Beneficiary, if Participant has died) made no later than the time of the first required minimum distribution under this election. The election shall be irrevocable and shall apply with respect to the Participant (or spouse) and to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

The Participant's adjusted account balance for purposes of this section shall be the account balance as of the latest valuation date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year for which a minimum distribution is being made) increased by any contributions or Forfeitures allocated to the account and decreased by any distributions made from the account subsequent to such valuation date and by the December 31 of the valuation calendar year. Any portion of the minimum distribution for the first distribution calendar year is made after the close of that year shall be treated as a distribution made in the first distribution calendar year.

The minimum required distribution for the first distribution calendar year must be made by the Required Beginning Date. The minimum required distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this section if the contract complies with the requirements of Section 401(a)(9) of the Code and the applicable Treasury Regulations.

If the Participant's spouse is not his designated
Beneficiary, the method of payment to the Participant (beginning on or after the Participant's required beginning date and before his death) shall not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, a Participant's benefit shall satisfy the minimum distribution incidental benefit ("MDIB") requirements described in Treasury Regulation Section 1.401(a)(9)-2 and shall be computed using the lesser of the applicable life expectancy factor set forth in Treasury Regulation Section 1.401(a)(9)-1 or the applicable MDIB divisor set forth in Treasury Regulation Section 1.401(a)(9)-2. The MDIB divisor shall be disregarded following the Participant's death.

Income Tax Withholding and Reporting . Prior to making any distribution to Participants or Beneficiaries, Administrator shall require the recipient to complete the applicable income tax withholding certificate for distributions from qualified retirement plans (IRS Form W-4P). Administrator shall also complete and file with the appropriate agencies, if required by law, the Statement for Income Recipients (IRS Form W-2P) or the Statement for Recipients of Total Distributions (IRS Form 1099-R) and any other reports required by law.
Administrator shall also comply with any similar requirements applicable for state income tax purposes.

Spendthrift Clause . The provisions hereof are intended as personal protection for the Participants. No Participant shall have any right to assign, anticipate or hypothecate his account, nor shall any such assets be subject to seizure by legal process or be in any way subject to the claims of any creditor of such Participant; provided, however, a Participant may pledge his vested interest under this Plan herein as security for a loan made from the Trust to the Participant which is exempt from the tax imposed by Section 4975 of the Code by reason of Section 4975(d)(1) of the Code, and provided further, Administrator may direct trustee to comply with a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code and in compliance with the procedures set forth in
Section 414(p) of the Code and any applicable regulations issued thereunder. Administrator may disregard any assignment of an interest in the Plan to the extent the assignment is security for a participant loan which is not exempt under Section 4975(d)(1) of the Code.

Missing Participants or Beneficiaries . In the event a distribution is to be made to a Participant or a Beneficiary who cannot be located within 3 years after the benefit becomes payable and the Administrator has made reasonably diligent attempts to ascertain the whereabouts of the Participant or Beneficiary, the account shall be forfeited and allocated to those Participant's entitled to an allocation of Forfeitures pursuant to Section 6 as of the last day of the Plan Year coinciding with or following the date of expiration of the three-year period. In the event the Participant or Beneficiary is located subsequent to the Forfeiture and makes a claim for benefits, the forfeited benefit shall be reinstated and restored to the same dollar amount of the benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the Forfeiture. Administrator shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim. The restoration shall be made first from the amount, if any, of Forfeitures occurring during the Plan Year in which the reinstatement occurs and then from the amount, or additional amount, Employer shall contribute to enable Administrator to make the required restoration. Administrator shall direct Trustee to distribute the Participant's or Beneficiary's restored account to him not later than 60 days after the close of the Plan Year in which the Administrator restores the forfeited benefit.

Segregated Accounts . If Administrator is directed by a Participant upon termination of service, then the assets representing the Participant's Plan Benefit may be segregated and earmarked for the Participant's Account. The time of segregation shall be as of the valuation date following the date Administrator is directed to segregate such account. Segregated accounts shall be invested in short term liquid low risk interest bearing deposits or securities or other comparable investments. Segregated accounts shall be accounted for separately for the benefit of such Participants or Beneficiaries and shall not participate in the annual revaluation of Trust Assets or in subsequent Employer Contributions unless specifically provided otherwise herein. In the event the account is not segregated, it shall continue to be invested with the assets of the Trust Fund and shall be adjusted for earnings and losses.


Section 10

FORM AND TIME OF PAYMENT


Benefit Elections . If the Participant is eligible to receive a Plan Benefit in excess of $3,500, the Administrator shall provide a benefit election notice to a Participant at least 30 days (unless waived as provided in Section 10.8) and not more than 90 days prior to the Benefit Commencement Date. The notice shall explain the optional forms of benefit under the Plan, including the material features and relative values of the options, and the Participant's right to defer distribution until the Participant attains the later of age or the Normal Retirement Date. A benefit election shall not be made before the Participant receives the benefit election notice and shall not be made prior to the Benefit Commencement Date. Optional forms of benefit may not be conditioned upon the discretion of Employer, Administrator, Trustee, fiduciary, independent third party or any other person (other than the Participant) except for such administrative discretion as may be permitted by regulations.

Benefit Options . Distributions shall be made as follows:

Lump-sum Payment. The Plan Benefit may be distributed in the form of a single lump-sum payment with the written consent of the Participant.

Small Amounts.  If the value of the
Participant's Plan Benefit does not exceed $3,500 (and at the time of any prior distribution has not exceeded $3,500), the Plan Benefit shall be distributed in the form of a single lump-sum without the requirement of the consent of the Participant.

Restrictions on Immediate Distributions.
If the value of the Participant's Plan Benefit is more than $3,500 (or at the time of any prior distribution was more than $3,500), the Plan Benefit may only be distributed prior to the Participant's attaining the later of the Normal Retirement Date under the Plan or age 62 if the Participant consents in writing within 90 days of being provided with a benefit election notice.

Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

Distribution Payments.  Any method of
distribution designated prior to January 1, 1984, to the extent permitted by Section 242 of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).
Protected Benefits. Any optional form of protected benefit required to be continued pursuant to
Section 411(d)(6) of the Code for affected Participants.

Direct Rollovers.

General.  This Section
applies to distributions made on or after January 1,
 Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible
Rollover Distribution paid directly to an Eligible
Retirement Plan specified by the Distributee in the form of a Direct Rollover.

Definitions.

Eligible Rollover
Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for the net unrealized appreciation with respect to Employer
Securities).

Eligible Retirement Plan.
An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible
Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Distributee.  A
Distributee includes a Participant, an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
Direct Rollover.  A
Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Time of Payment of Benefits . The time of payment of a Participant's benefits under the Plan shall be as follows:

Initial Distribution Date.

Elective Deferral and
Rollover Contribution Accounts. The Participant may elect to receive distribution of his Elective Deferral and Rollover Contribution Accounts as soon as administratively feasible after the Participant's termination of employment, or may elect to defer the time of distribution of his Elective Deferral and Rollover Contribution Accounts until the time when his Employer Contribution Accounts will be distributed.

Employer Contribution
Accounts. Employer Contribution Accounts shall be distributed as soon as administratively feasible after the 30th day of the calendar quarter following the Participant's termination of employment.

Deferred Distribution. If distribution is not consented to by the Participant at the time designated above (when such consent is required), or if distributions do not otherwise commence within 90 days of the date
Participant is provided with the benefit election notice, then the deferred time of payment shall be as soon as administratively feasible after the Participant requests that a distribution be made.

Latest Benefit Commencement Date . In the event of a Participant's termination of employment, the terminated Participant's Plan Benefit shall be paid as provided above; provided, however, the latest time that payment must begin shall not be later than the Required Beginning Date, unless otherwise provided below:

The payment of a Participant's benefit shall begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs unless the Participant otherwise elects:

The Participant reaches the
Normal Retirement Date under the Plan; or

The date the Participant
terminates employment if subsequent to the Normal
Retirement Date.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of
Section 10.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

The Required Beginning Date.

General Rule.   The
Required Beginning Date is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2, unless otherwise provided below.

The Required Beginning Date
of a Participant who attains age 70 1/2 before January 1, shall be determined in accordance with a. or b.
below:

Non-5 percent owners.
The Required Beginning Date of a Participant who is not a 5 percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

5 percent owners.  The
Required Beginning Date of a Participant who is a percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

The calendar year
in which the Participant attains age 70 1/2; or

The earlier of
the calendar year with or within which ends the Plan Year in which the Participant becomes a 5 percent owner, or the calendar year in which the Participant retires.

The Required Beginning Date
of a Participant who is not a 5 percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

5 percent owner.  A
Participant is treated as a 5 percent owner for purposes of this section if such Participant is a percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

Once distributions have
begun to a 5 percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5 percent owner in a subsequent year.

Time of Payment of Death Benefits . The payment of Plan Benefits due to death must be distributed to the Participant's Beneficiaries as follows:

If the distribution of a Participant's Plan
Benefit has commenced in a form other than a life annuity and the Employee dies before his entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distributions being used as of the date of death.

If distribution of the Participant's Plan
Benefit has commenced in the form of a life annuity, then the amount and payment of the death benefit shall be based upon the form of the survivor's portion of the annuity option selected.

If a Participant dies before any distribution of the Participant's interest has commenced, the Benefit Commencement Date shall be as of December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, unless a designated Beneficiary elects one of the exceptions set forth below. The election must be made no later than the earlier of December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or December 31 of the calendar year in which the Participant would have attained age 70 1/2. The election may be made on an individual basis by each Beneficiary and shall be made in writing to the Administrator. The election shall be irrevocable with respect to the Beneficiary (an all subsequent Beneficiaries) and shall apply to all subsequent years.

If any portion of the
deceased Employee's interest is payable to (or for the benefit of) a designated Beneficiary, such portion may be distributed over a period not extending beyond the life expectancy of the Beneficiary and the Benefit
Commencement Date must be on or before December 31 of the calendar year following the calendar year in which Participant dies.

If the designated
Beneficiary is the surviving spouse of the Employee, the Benefit Commencement Date must be not later than the date on which the Employee would have attained age
 . If the surviving spouse dies before the distributions to such spouse commence, then the distributions shall be made pursuant to this subparagraph as if the surviving spouse were the Employee.

Distributions Upon Sale of Assets .  Participant
Elective Deferrals, Qualified Employer Matching Contributions, Qualified Employer Nonelective Contributions and income attributable thereto, may be distributed to Participants upon the disposition by Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section
(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets and if otherwise provided for in this Plan.

Distributions Upon Sale of Subsidiary .
Participant Elective Deferrals, Qualified Employer Matching Contributions, Qualified Employer Nonelective Contributions and income attributable thereto, may be distributed to Participants upon the disposition by Employer to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary and if otherwise is provided for in this Plan.

Waiver of 30 Day Notice . If the Plan does not provide a Joint and Survivor Annuity form of payment of benefits, then the following provisions shall apply:

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section
-11(c) of the Income Tax Regulations and Section 10.1 herein, provided that:

The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

The Participant, after receiving the notice, affirmatively elects a distribution.


Section 11

INVESTMENT OF TRUST FUND


Investment Authority .

Employee Elective Deferral Accounts and
Rollover Contribution Accounts shall be invested as follows:

Administrator shall select
and offer to the Participants groups of investments
(Investment Funds).

Each Participant shall
direct, by written direction to the Plan Administrator, the investment of the assets in the Participant's
Account(s) to be invested in and among the Investment
Funds made available to them.

Investment directions shall
be made in writing on or before the Participant's Entry
Date and shall be effective for the balance of that Plan Year and each Plan Year thereafter, until modified. A Participant may change an investment election to be applicable to future contributions and to funds then credited in his account, if so designated, by giving written notice to the Plan
Administrator. The Plan Administrator shall prescribe and modify from time to time uniform and nondiscriminatory procedures for making and changing investment elections, including minimum multiples for allocation of investments among the Investment Funds, frequency, deadlines and effective dates for elections and changes in elections.

Employer Contribution Accounts shall be
invested by Trustee. The authority to control and manage such accounts shall be vested exclusively in Trustee. The assets of such accounts may be invested in Company Stock as provided in Section 11.9 herein. Trustee may appoint one or more Investment Managers for the investment of the assets of the Employer Supplemental and Minimum Contribution Accounts which are not invested in Company Stock. Subject to the following provisions, any such manager shall have exclusive responsibility for and control over the investment of the assets for which responsibility is allocated to the manager by Administrator, including the power to acquire or dispose of such assets.

Trustee may, as to any Investment Manager, reserve any or all of the following rights:

To fix investment objectives and
guidelines;

To limit permissible investments;

To require consultation by the Investment
Manager at regular intervals or with respect to certain kinds of transactions.

With respect to assets for which investment responsibility is allocated to the Investment Manager, the Investment Manager shall act in a fiduciary capacity. The Investment Manager must be a person who is a registered investment advisor under the Investment Advisor's Act of 1940, a bank as defined under such Act or an insurance company qualified to perform such services under the laws of more than one state. The Investment Manager must acknowledge in writing that it is a fiduciary with respect to the plan.

Trustee may rely upon the continued authority of an appointed Investment Manager until notified of resignation or removal. Each Investment Manager shall, on request, give Trustee the names and specimen signatures of persons authorized to act for the Investment Manager.

In the event all or a part of the Trust Fund shall be managed by a duly appointed Investment Manager, the responsibility for voting proxies appurtenant to corporate stock (other than employer securities) being so managed by the appointed Investment Manager shall be the responsibility of the Investment Manager, and such Investment Manager shall have sole responsibility for making the decision as to how to vote such proxies and the power and authority to vote such proxies. The Trustee shall not be responsible for the acts or omissions of the Investment Manager or be under an obligation to invest or otherwise manage any assets of the Plan which are subject to the management of the Investment Manager.

Investment Standard . The Trust Fund shall be managed and controlled solely in the interest of the Participants and their Beneficiaries and shall be invested and reinvested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

Such investments may include preferred or common stocks, bonds, mortgages, debentures, real estate, contracts, notes or any other form of security or evidence of indebtedness.

Investments and reinvestments of Employer Supplemental and Minimum Contribution Accounts shall be diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so.

Participants' Accounts . The amount to the credit of each Participant may be invested and reinvested separately or as a pooled investment fund, without any regard for any proportionate share of the individual Participants in the Trust. The accounts for Participants which may have been segregated or are subject to Participant Directed Investments shall be held and invested as otherwise provided herein.

Investments in Bank Deposits, Common Trust Funds and Insurance Contracts . Investments of all or a part of the Trust Fund in the following are hereby expressly authorized:

Deposits with any savings bank or in the savings department of any bank, including any such institution serving as Trustee, provided such deposits bear a reasonable rate of return.

Investments in any collective investment fund maintained by a plan fiduciary under which employee benefit trusts qualified under Section 401(a) of the Code and tax exempt under Section 501(a) of the Code are eligible to participate. The instrument establishing any such fund, as amended from time to time is incorporated in this Agreement and shall control the administration of any such assets of the Trust Fund which are invested in the collective investment fund.

Administrator may direct Trustee to deposit all or part of the Trust Fund for investment with one or more insurance companies under a group annuity, deposit administration or similar contract. The insurance company shall, subject to the contract, have exclusive responsibility for and control over all assets deposited with it.

Prohibited Transactions . Unless otherwise specifically permitted by law or unless an exemption has been granted pursuant to Section 408(a) of the Act and Section
(2) of the Code, any of the following transactions directly or indirectly between a plan and a party in interest (as defined by Section 3(14) of the Act) or a disqualified person (as defined by Section 4975(e)(2) of the Code constitutes a prohibited transaction:

A sale or exchange or leasing of any
property;

The lending of money or other extension of credit;

The furnishing of goods, services, or
facilities;

The transfer to, or use by or for the benefit of a party in interest of any assets of the plan; or

The acquisition on behalf of a plan of any employer security or employer real property in violation of
Section 407 of the Act.

Unless excepted or exempt, a fiduciary, with respect to a plan shall not (1) deal with the assets of the plan in his own interest or for his own account; (2) act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interest of the plan or its Participants or beneficiaries; or (3) receive any consideration for his own personal account from any person dealing with such plan in connection with a transaction involving the assets of the plan.

Bonding of Fiduciary .  To the extent required by
Section 412 of the Act, each fiduciary of a plan and every person who handles funds or other property of a plan shall be bonded for an amount not less than 10 percent of the amount of funds handled, but not less than $1,000 nor more than $500,000.

Indemnity of Trustee . If the Trustee or any other fiduciary is an officer, director or employee of the Employer or an affiliate of the Employer, then the Employer shall indemnify Trustee against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of Trustee.

Proxy Voting by Investment Managers . In the event all or a part of the Trust Fund shall be managed by a duly appointed Investment Manager (other than the Trustee), the responsibility for voting proxies appurtenant to corporate stock (other than Employer Securities) being so managed by the appointed Investment Manager shall be the responsibility of the Investment Manager and such Investment Manager shall have sole responsibility for making the decision how to vote such proxies and the power and authority to vote such proxies.

Investment in Company Stock . The investment options in this section include the ability to invest Employer Contributions in Company Stock as defined in Section 2.11 herein. The aggregate investments of Employer Contributions in Company Stock shall not exceed 100 percent of the value of Plan Assets.


Section 12

TRUSTEE


Powers of Trustee . Trustee shall have the following powers and authority in the administration and investment of the Trust Fund to be exercised in accordance with written direction, as provided in Section 11.1.

With respect to any and all securities or property at any time purchased, received or held in the Trust Fund, the Trustee shall have the power and authority to do all necessary acts, undertake all necessary proceedings specifically referred to or not, as could be done, taken or exercised by the absolute owner thereof. The Trustee's powers and investments may include, but are not limited to, the following:

Purchase of Property.  To purchase or
subscribe for any securities or other property and to retain the same in Trust.

Sale, Exchange, Conveyance and Transfer of
Property. To sell, exchange, convey, transfer, or otherwise dispose of any securities or other property held by it by private contract or at public auction. No person dealing with Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

Exercise of Owner's Rights. To vote upon any stocks, bonds or other securities; to give general power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities; to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund.

Registration of Investments. To cause any securities or other property held as part of the Trust Fund to be registered in its own name or in the name of one or more of its nominees, and to hold any investments in bearer form, but the books and records of Trustee shall at all times show that all such investments are part of the Trust
Fund.

Borrowing. To borrow or raise money for the purpose of the Trust in such amount and upon such terms and conditions as Trustee shall deem advisable and, for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund, save and except that segregated accounts shall not be pledged. No person lending money to Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.
Retention of Cash. To keep such portion of the Trust Fund in cash or cash balances as Trustee may from time to time deem to be in the best interests of the Trust created hereby, without liability for interest thereon.

Retention of Property Acquired. To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder.

Execution of Instruments. To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

Settlement of Claims and Debts. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund; to commence or defend suits or legal or administrative proceedings; and to represent the Trust Fund in all suits and legal and administrative proceedings.

Interest Bearing Obligations. To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest.

Government Obligations.  To invest in
Treasury Bills and other forms of United States government obligations.

Agency Appointments. To appoint agents to act on behalf of Trustee in all matters of investment, retention of funds and all other acts as may be directed by Trustee. Such agency appointments shall be effective upon entering into such agency agreements as may be deemed necessary by Trustee and the agents in order to carry out the purposes of such agency appointment.

Bank Deposits. To hold such portion of the Trust as it may deem necessary for the orderly administration of the Trust and disbursement of funds as provided herein in cash, without liability for interest, or by depositing the same in any bank subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit.

Deposits with Fiduciary Bank. To invest all or part of the funds of the Trust in deposits which bear a reasonable rate of interest in accounts maintained by a fiduciary which is a bank or similar financial institution supervised by the United States or a State.

Common or Pooled Fund Transactions.  To
engage in any transaction between a plan and (1) a common or collective trust fund or pooled investment fund maintained by a fiduciary which is a bank or trust company supervised by a State or Federal agency or (2) a pooled investment fund of an insurance company qualified to do business in a State, if:
the transaction is a sale
or purchase of an interest in the fund, and

the bank, trust company, or
insurance company receives not more than reasonable compensation.

To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

Payments From the Trust . Trustee shall from time to time, on the written direction of Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written direction of Administrator, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. Trustee shall not be responsible for the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan, except for failure to properly withhold, when the responsibility for withholding has been properly delegated to Trustee.

Trustee's Compensation, Expenses and Taxes .
Trustee (if not a full-time Employee of Employer) shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by Employer and Trustee. In addition, Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by Trustee in the administration of the Trust Fund. Such compensation and expenses may be paid by Employer, but if not paid by Employer, shall be paid from the Trust Fund. Administration expenses of the Trust Fund attributable to individual Participant's direction of the investment of their accounts may be charged to the respective Participant's Accounts under uniform nondiscriminatory rules adopted by Administrator. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect to the Trust Fund or the income thereof shall be paid from the Trust Fund, except those assessed personally upon fiduciaries.

Certification of Instructions . Trustee may rely upon a certification of a member of Administrator or a Participant with respect to any instruction or direction of Administrator or a Participant or an appointed Investment Manager, and may also rely upon the certification as it then exists, and in continuing to rely upon such certification until a subsequent certification is filed with Trustee. Trustee may act upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

Accounting . Trustee shall keep complete and accurate accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by Administrator.

Within 60 days following the close of each Trust Year, and within 90 days following the effective date of the removal or resignation of Trustee, Trustee shall file with Administrator a written statement of account setting forth the assets and liabilities, receipts and disbursements and other transactions during such year or during the period from the close of the last Trust Year, to the date of such removal or resignation. The form and content of the account shall be sufficient for Administrator to comply with reporting and disclosure requirements under applicable law.

Settlement of Accountings . Administrator may object to an accounting and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by Trustee from a list of at least three such accountants furnished by Administrator at the time the audit is requested. Either Administrator or Trustee may require that the account be settled by a court of competent jurisdiction in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings including reasonable attorneys' fees shall be allowed as administrative expenses of the Trust.

When an account has been accepted by the Administrator, it shall be final and binding on all parties, including Employer and all Participants and persons claiming through them.

Determination of Duties . In the event any controversy shall arise between Trustee and any other person, including but not limited to Administrator, Employer or any Employees under the Plan, with respect to the payment or delivery by Trustee of any moneys or other property held by it hereunder, or with respect to the proper construction of this Agreement or of any amendment thereto, or with respect to the management of the Trust Fund, Trustee may require that its duties be determined by a court of competent jurisdiction.

Removal, Resignation and Appointment of Successor
Trustee . Any Trustee may be removed by Employer at any time upon 60 days' notice in writing to Trustee and Administrator. Any Trustee may resign at any time upon 60 days' notice in writing to Administrator and Employer. Upon such removal or resignation of a Trustee, Employer may appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the Trustee resigning.

Co-Trustee Actions . Trustees shall act by a majority of their number at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. If there shall be two Trustees, their actions shall be by unanimous vote. Trustees may authorize any one or more of them to execute any document or documents on their behalf, in which event Employer and Administrator shall be notified in writing of such action and the name or names of the Trustee or Trustees so designated. Employer and Administrator shall thereafter accept and rely upon any document executed by such Trustee or Trustees as representing action by all Trustees until Trustees shall file a written revocation of such designation.

Receipt of Contributions .  Trustee is
accountable only for funds actually received by Trustee. Trustee shall have no right or duty to see that the contributions received comply with the Plan or to collect any contributions from Employer or Participants.




Section 13

INSURANCE


Purchase of Insurance not Permitted . The purchase of life insurance policies on the life of Participants, their spouses, or any other person in whom the Participants have an insurable interest shall not be permitted.



Section 14

PARTICIPANT LOANS


General . Upon the request of a Participant, Administrator, in accordance with a uniform nondiscriminatory policy, may direct Trustee to make a loan or loans to such Participant upon the following conditions:

Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis; provided, however, loans made to Highly Compensated Employees (as defined in Section 414(q)) of the Code shall be limited to the same percentage of the Employee's vested accrued benefit as loans made to other Employees; and provided further, no loan shall be made to a Shareholder-Employee in an "S" Corporation (as defined in Section 1379 of the Code) or to a Self-Employed Owner-Employee which would constitute a prohibited Transaction under Section 4975 of the Code or Section 406 of the Act, as amended.

For purposes of this requirement, a
Shareholder-Employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns
(or is considered as owning within the meaning of Section
(1) of the Code), on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

Loans shall be made available to all active
Participants and may be made available to inactive
Participants and Beneficiaries who are Parties in Interest as defined in Act Section 3(14) to the extent such loans would not constitute prohibited discrimination under Section
(4) of the Code.

The amount of the loan shall be limited as follows:

The amount of the loan when added to the outstanding balance of all other loans from the plan (or any other qualified plan maintained by Employer or a related Employer as defined in Sections 414(b), (c) and (m) of the
Code) to the Participant shall not exceed the lesser of the following:

$50,000 reduced by the
highest outstanding participant loan balance during the 12-month period ending on the date of the loan; or

one-half of the vested
value of the Participant's account balances as of the Anniversary Date preceding or coinciding with the date of the loan, adjusted for any subsequent distributions, contribution or Forfeitures made or allocated from or to the account.

All loans to Participants granted under this provision shall be considered Trust Fund investments; provided, however, Administrator may adopt a policy treating loans as a separate investment account for the Participant to whom the loan is made, and any earnings, gains or losses on such loan shall be allocated to the Participant to whom such loan was made.

The loan must bear a reasonable rate of
interest which provides a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

The term of the loan shall be arrived at by mutual agreement between Administrator and the Participant pursuant to a uniform, nondiscriminatory policy and in no event shall the term for repayment exceed 5 years, unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as principal residence of the Participant. Administrator may permit a term for a longer period if the Participant acknowledges that such a term loan may result in the amount of the loan being taxable to the Participant.

Repayment of the loan shall be on a periodic payment basis. Loan payments must amortize the loan on a substantially level basis over the term of the loan with payments no less frequent than quarterly. Administrator may establish a policy requiring as a condition of the granting of the loan that the Participant shall authorize Employer to withhold payments from his salary and Employer shall remit such withheld amounts to Trustee to be applied in reduction of the loan.

The amount of the loan shall be evidenced by a Promissory Note given to Trustee, payable to the order of the Trustee.

The loan shall be secured by adequate
collateral. Adequate collateral shall be such that the Plan will suffer no loss of principal or income if a default occurs. Up to 50 percent of the present value of a Participant's vested account balance(s) (determined immediately after origination of the loan) shall be assigned as security for the loan. The Participant's Elective Deferral Account shall not be used to secure the loan if the value of the Participant's vested interest in his other account balance exceeds the aggregate value of the outstanding loans (determined immediately after origination of the loan). In the event of the death of a Participant who has an outstanding loan balance which is secured by his plan account balance, the amount of such outstanding loan shall be deducted from the Participant's death benefit payable under the Plan.

If Employer's Plan is required to provide the joint and survivor annuity form of payment, then any loan made pursuant to this section where the vested account of the Participant is used to secure such loan shall require the written consent of the Participant's spouse. Such written consent must be obtained within the 90-day period prior to the date the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

If a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

Receipt of a loan shall constitute consent by the Participant to distributions exceeding $3,500 before Normal Retirement Date.

If any such outstanding loan is not paid when due, such loan may be deducted at retirement, death, Disability or other termination of employment from any benefit to which such Participant or his Beneficiary is entitled under this Plan, and any other security pledged shall be sold at private or public sale when and as is deemed appropriate by the Trustee. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorneys' fees, and then to pay any sums due from Participant to the Trust under such loan arrangement, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant. No distribution shall be made from this Plan to any Participant, former Participant or Beneficiary until all unpaid loans, including accrued interest, of the Participant in question have been fully paid.

In the event the number of loans actually made or reasonably expected to be made during the preceding or current calendar year exceeds 25, then each loan applicant shall receive a clear statement of the charges involved in each loan transaction, which statement shall include the dollar amount and annual interest rate of the finance charge, in accordance with the provisions of the federal Truth in Lending Act.

Reasonable fees may be charged to the
Participant by the Administrator for the expenses of setting up and administering the loan. Any such fees shall be paid directly to the Employer by the Participant as a condition of the granting of the loan and will not be a charge against the Participant's Account. Administrator may adopt a uniform nondiscriminatory policy providing for such fees and expenses to be charged to the Participant's Account.

Administrator shall, as and when required by regulations, establish a written participant loan policy to include one or more of the following:
The identity of the person
or positions authorized to administer the participant loan program;

A procedure for applying
for loans;

The basis on which loans
will be approved or denied;

Limitations (if any) on the
types and amounts of loans offered;

The procedure under the
program for determining a reasonable rate of interest;

The types of collateral
which may secure a participant loan; and

The events constituting
default and the steps that will be taken to preserve plan assets in the event of such default.

Loan repayments will be suspended under the Plan as permitted under Section 414(u) of the Code.


Section 15

HARDSHIP WITHDRAWALS


Employer Contributions . For Plan Years beginning after December 31, 1988, Employer Contributions may not be withdrawn by a Participant during his employment with Employer.

Participants' Elective Deferrals . A Participant who is still employed by Employer may apply to Administrator for a hardship withdrawal from the Participant's Elective Deferral Account upon a showing of hardship. Hardship withdrawal requests shall be approved or denied by Administrator under a uniform nondiscriminatory policy. The withdrawal must be shown to be necessary in light of an immediate and heavy financial need of the Participant which cannot be met from other reasonably available resources of the Participant. A hardship withdrawal shall be approved only upon a showing that one or more of the following needs exists:

Expenses for medical care (within the meaning of Section 213(d) of the Code) previously incurred by or necessary for the Participant, the Participant's spouse, children or dependents; or

The cost of tuition and related educational fees for the next 12 months of postsecondary education of the Participant, the Participant's spouse, children or dependents; or

The cost of purchasing real property which is to serve as the principal residence of the Participant which shall not include mortgage payments, remodeling or refinancing; or

The cost of preventing an eviction or
mortgage foreclosure with respect to the Participant's principal residence.

Such other needs as are designated by
regulations as acceptable.

Additional Limitations on Hardship Withdrawals .
Hardship withdrawals under this section shall be further limited as follows:

Application for Withdrawal. A Participant who wishes to withdraw all or a portion of his Elective Deferrals must apply for such withdrawal by giving 30 days' written notice to the Administrator and must comply with such procedures as the Administrator may prescribe for making hardship withdrawals. The withdrawal shall be effective as of the last day of a calendar month. The Participant must represent to the Administrator and agree to the following:

The amount of the requested
withdrawal does not exceed the amount reasonably needed to meet the hardship need (including any income taxes attributable to the distribution).

The Participant has
obtained all distributions (other than hardship distributions) currently available to the Participant under all Plans maintained by the Employer.

Participant's Elective
Deferrals under all Plans maintained by Employer shall be suspended for a period of 12 months following the date of the hardship distribution.

The Participant has
obtained all participant loans currently available to the Participant under all Plans maintained by Employer.

Participant's Elective
Deferrals under all Plans maintained by Employer for the Plan Year following the Plan Year during which the hardship distribution occurs shall be limited to the indexed $7,000 annual limitation reduced by the amount of the Participant's Elective Deferrals made during the Plan Year during which the hardship distribution occurred.

All spousal consents
required under Section 10 will be obtained.

Participant's Representations. Administrator may rely on the Participant's representations regarding the need for and use of the funds to be withdrawn without the need to make an independent investigation and to require financial statements if the Participant represents to the Administrator and agrees to the conditions provided in (a) above.

Optional Method of Determining Unavailability of Other Resources. Administrator may establish a policy under which the Participant represents to the Administrator that the need cannot be relieved by other reasonably available resources by providing a statement to Administrator indicating that the need cannot be relieved:

Through reimbursement or
compensation by insurance or otherwise;

By reasonable liquidation
of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

By cessation of Elective
Deferrals under the Plan;

By other distributions from
plans maintained by Employer or by any other employer;

By borrowing from
commercial sources on reasonable commercial terms; or

By participant loans from
plans maintained by Employer or any other employer.

If the above representations are made
by the Participant, Administrator may approve the withdrawal request and the requirement in paragraph (a) above shall not apply.

Limits on Amounts.  The amount of the
hardship withdrawal cannot exceed the amount reasonably needed to meet the hardship need (including any income taxes attributable to such distribution) and the value of the Participant's Employee Elective Deferral Account on the Valuation Date preceding the date of distribution. If at any time the aggregate value of the Participant's Employee Elective Deferral Account from which the withdrawal is being made is less than the dollar amount previously contributed and not withdrawn, the lesser amount attributable to such contributions shall be the maximum which may be withdrawn.
A hardship withdrawal under this section may not include earnings on an Employee's Elective Deferral and shall not include Qualified Matching Contributions and Qualified Nonelective Contributions, nor any earnings on such contributions, irrespective of when credited.

In-Service Distributions From Rollover
Contribution Account s. A Participant who is still employed by Employer may apply to Administrator for a distribution of all or part of the Participant's Rollover Contribution account balance. Only one such withdrawal shall be permitted during a 12-month period. The withdrawal shall be paid to the Participant as soon as administratively feasible following the date the Participant's written request is submitted to and approved for payment by Administrator.

Multiple Fund . The Participant shall specify which investment fund or funds are to be charged with the withdrawal if more than one fund is involved. If no such specification is made by the Participant, the Administrator shall determine which funds are to be charged.

Withholding on Withdrawals . Withdrawals under this section shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder.


Section 16

ROLLOVERS AND PLAN TRANSFERS


Rollovers .

Transfers of Eligible Rollover Distributions.
A distribution from a qualified plan or from an individual retirement account may be transferred to this Trust, subject to the following conditions:

The amount transferred
consists entirely of an Eligible Rollover Distribution as defined in Section 10.2(f) herein, including such a distribution and the earnings thereon which were previously transferred to an individual retirement account as an Eligible Rollover Contribution within the meaning of Sections 402(c)(5) and 408(d)(3) of the Code as amended;

The transfer is made within
days from the date the Employee received it from (a) the qualified plan or (b) the individual retirement account;

Administrator consents to
the transfer;

The Employee is a
Participant under this Plan;

With respect to a transfer
from an individual retirement account, a transfer may not be made if, during the preceding one-year period, the Employee has received a similar distribution which was not included in his gross income.

Prohibited Rollovers. A distribution from an individual retirement account may not be transferred to this Trust if the amount in the individual retirement account consists of a distribution from a tax-sheltered annuity under Section 403(b) of the Code.

Transfers--Qualified Plans .

Transfers to Other Plans of Employer.  If a
Participant shall be entitled to receive a distribution of benefits under this Plan and (i) becomes a Participant under another qualified plan established by Employer or (ii) shall be subsequently employed by another employer which has a qualified plan, the Participant's vested interest in his account(s) under this Plan may be transferred directly to the Trustee of the other plan if the following conditions are satisfied:

The plan to which such
funds are to be transferred permits the transfer to be made;
The Participant's vested
interest in the transferred funds shall not be forfeitable or reduce in any way the obligation of the new employer;

The transferee plan
provides for all protected benefit options contained in this Plan, as required under Section 411(d)(6) of the Code;

Transfers From Other Plans Prohibited.
Trustee of this Plan is not authorized to accept assets from a Trustee of another qualified plan other than as a Direct
Rollover.

Prohibited Transfers From Defined Benefit Pension
Plans . No merger, consolidation or transfer of assets with a defined benefit pension plan may be made with this Plan.

Accounting for Transferred Funds . Amounts received by transfer of a distribution or from another plan will be accounted for in such manner as Administrator shall decide.

Mergers, Consolidations and Transfers of Plan
Assets . In the case of any merger or consolidation with, or transfers of assets to any other Plan, each Participant in this Plan shall be entitled (if the Plan had then terminated) to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


Section 17

AMENDMENT AND TERMINATION


Amendment . To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan, Employer reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of
Section 401(a) of the Code, or any successor or similar statute enacted. However, no such amendment shall (a) cause any part of the assets of the Plan and Trust to revert to or be recoverable by any Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries; or (b) eliminate an optional form of distribution, except to the extent permitted under the regulations.

Restrictions on Amendment . Any amendment by the Employer to this Plan must be in writing and shall comply with the following restrictions:

No amendment shall authorize or permit any accrued benefits, to the extent funded, (other than such part as is required to pay taxes and administration expenses or otherwise permitted by this Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries.

No amendment shall cause or permit any
portion of the Trust Fund to revert to or become the property of Employer, except as otherwise provided herein prior to the satisfaction of all liabilities to Participants and their Beneficiaries.

No amendment shall cause any reduction in the nonforfeitable accrued benefits of any Participant, except as may be permitted under the Act, necessary to continue qualification of the Plan and Trust as exempt under the Code; or permitted under Section 412(c)(8) of the Code or this Plan.

No amendment shall have the effect of
decreasing a Participant's vested interest determined without regard to such amendment as of the later date of the date such amendment is adopted or the date it becomes effective.

No amendment shall decrease a Participant's account balance, except to the extent permitted under
Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

No amendment shall reduce or eliminate a protected benefit under Section 411(d)(6) of the Code with respect to benefits accrued up to and including the date the amendment is adopted (or, if later, the Effective Date) except as permitted by Section 412(c)(8) of the Code,
Section 4281 of the Act, Treasury Regulations or by authority of the Commissioner of the Internal Revenue Service exercised through publication of revenue rulings, notices or other documents of general applicability. In the event the Administrator determines that any amendment to this Plan or the adoption of this Plan as a restatement of an existing plan has the affect of eliminating or reducing a protected benefit in violation of Section 411(d)(6) of the Code or regulations promulgated thereunder, the amendment shall be disregarded to the extent necessary to satisfy
Section 411(d)(6) and the regulation.

An amendment reduces or eliminates Section
(6) of the Code protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) eliminating an optional form of benefit except to the extent permitted under Treasury Regulations.

Effective Date of Amendments . Any amendment shall be effective on the date provided therein and may have retroactive effect if necessary to satisfy the requirements of the Code or the Act. Amendments may be adopted at any time prior to the later of the time prescribed by law for filing the tax return of Employer for the tax accounting year in which such amendment was adopted (including extensions thereof), a date designated by the Secretary of the Treasury or his delegate, or as otherwise permitted by law.

Termination and Discontinuance of Contributions .
Employer shall have the right at any time to discontinue Employer Contributions hereunder and to terminate the Plan hereby created by delivering to the Trustee, Administrator and all Participating Employers written notice of such discontinuance or termination. The Plan shall also terminate with respect to an Employer upon the dissolution, merger, consolidation, bankruptcy or reorganization of the Employer or the sale by the Employer of substantially all of its assets unless the Administrator's successor in interest or purchaser substitutes itself for the Employer under this Plan.

Upon complete discontinuance of Employer's
Contributions to the Plan or upon termination or partial termination of the Plan hereunder, the rights of all affected Participants to accrued benefits under such Plans to the date of such termination or discontinuance, to the extent funded as of such date, shall become fully vested and nonforfeitable. Unallocated Forfeiture accounts shall be credited back to the Participant's Account(s) as provided in Section 8.6(d) herein. Forfeitures occurring prior to the date of termination shall not become fully vested or restored to the Participant's Account as a result of a complete or partial termination of the Plan.

Distribution of Trust .  Upon permanent
discontinuance of contributions under the Plan, the Plan and Trust shall not automatically terminate. Employer shall have the option of terminating the Plan and Trust or continuing the Plan in accordance with the provisions of this section. If Employer elects to continue the Plan and Trust, Trustee shall continue to hold the fully vested and nonforfeitable accounts of the Participants for their benefit, and the Trust Agreement shall be administered as though the Plan were otherwise in full force and effect, to the extent not inconsistent with this section; provided, however, that no further contributions will be made thereafter by either Employer or the Participants.

Liquidation of Trust . If the Employer elects to terminate the Plan and Trust, the Employer shall direct Trustee to distribute the assets remaining in the Trust after payment of any expenses properly chargeable against the Trust to the Participants in the amounts credited to their accounts as of the date of such termination. If a Participant's Account balance under the Plan exceeds $3,500 and the Participant does not consent to an immediate distribution: (a) Administrator may purchase and distribute from a commercial provider an annuity contract for such Participant with the Participant's Account balance if an annuity option is otherwise available under the terms of this Plan; or (b) if the Plan does not provide an annuity option (i) the Participant's Account may be transferred without the Participant's consent to another plan maintained by a Related Employer; or (ii) if no other plan is maintained by a Related Employer the Account may then be distributed to the Participant without the consent of the Participant; provided, however, Participant Elective Deferrals, Qualified Employer Matching Contributions, Qualified Employer Nonelective Contributions and income attributable thereto, may be distributed to Participants or their Beneficiaries, provided that neither the Employer or a Related Employer establishes or maintains a Successor Plan at the time of the termination of the Plan or within the period ending 12 months after the final distribution of assets. If Employer maintains a Successor Plan, the Participant's Accounts may be transferred to the Successor Plan. A "Successor Plan" means another defined contribution plan maintained by the same Employer, other than an ESOP or a Simplified Employee Pension Plan. If fewer than 2 percent of the Eligible Employees under this Plan at the time of its termination, are or were eligible under the other defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, then the other plan is not treated as a "Successor Plan." A distribution made after March 31, 1988, pursuant to Plan termination, must be part of a lump-sum distribution to the Participant of his Plan Benefit.

Dissolution of Employer . In the event Employer shall be dissolved or liquidated and has elected not to terminate this Trust, Administrator shall retain all of its powers and duties granted herein and shall assume the authority to fill any vacancies occurring, to appoint successor Trustees in the event of resignation by Trustee and to amend the Plan and Trust in order to keep the Plan and Trust qualified under applicable law. If Employer is Administrator, a successor Administrator shall be appointed.


Section 18

QUALIFIED DOMESTIC RELATIONS ORDER


General . The provisions of this section shall take precedent over any other provisions in the Plan which may be inconsistent with this section.

Distributions under QDRO .  Distributions to an
Alternate Payee (as defined in Section 414(p)(8) of the Code) may be made in the manner described herein pursuant to a Qualified
Domestic Relations Order (as defined in Section 414(p) of the
Code ("QDRO")).

Time and Manner of Payment . Distributions may be made to an Alternate Payee pursuant to the terms of a QDRO. The time and manner of payment may be as provided herein, even if the time of payment is prior to the "earliest retirement age" as defined under Section 414(p)(4)(B) of the Code, and without regard to whether the Participant has terminated employment with Employer, provided the following conditions are met:

The QDRO specifies distribution at an
administratively feasible time which would be permitted under the Plan if the Participant had terminated employment as of the date of the QDRO or permits an agreement between the Plan and the Alternate Payee to authorize a time for distribution; and

Payment to the Alternate Payee must be in a form permitted under the Plan, but not in the form of a joint and survivor annuity with respect to the Alternate Payee and his/her subsequent spouse. Notice and consent to make a distribution to an Alternative Payee are not required except as may be otherwise provided in the QDRO.

Procedures . The Administrator shall establish reasonable procedures to determine the qualified status of a QDRO and to administer distributions under a QDRO, including:

Upon receiving a domestic relations order, the Administrator shall promptly notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The Administrator must provide such notice by mailing the notice to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

If any portion of the Participant's
nonforfeitable Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the segregated amount shall be returned to the Participant's Accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order had been received by the Plan. If the Administrator later determines that the order is a Qualified Domestic Relations Order, Administrator will apply the order prospectively.

To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this section by separate benefit check(s) or other separate distribution to the Alternate Payee(s).



Section 19

OVERALL LIMITATION ON ALLOCATIONS


No Participation in any Other Plan .  If the
Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in
Section 19.3, the following provisions shall apply:

The amount of annual additions which may be credited to the Participant's Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

Prior to determining the Participant's actual compensation for the limitation year, the Administrator may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated. Administrator shall reduce any Employer Contributions (including any allocation of Forfeitures) based on estimated Compensation by any Excess Amounts carried over from prior years.

As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

If pursuant to Section 19.1-3 or as a result of the allocation of Forfeitures there is an Excess Amount, the excess will be disposed of as follows:

Any Nondeductible Voluntary Employee
Contributions, to the extent they would reduce the Excess
Amount, will be returned to the Participant;

If after the application of paragraph (a) an Excess Amount still exists and the Participant is covered by this Plan at the end of the limitation year, the Excess
Amount in the Participant's Account will be used to:

Reduce unmatched Participant Elective
Deferrals to the extent necessary to eliminate any excess;

Reduce Matched Participant Elective
Deferrals to the extent necessary to eliminate any excess remaining after reduction under (i) above.

Reduce Employer Contributions
(including any allocation of Forfeitures) for such Participant in the next limitation year and each succeeding limitation year if necessary.

If after the application of
paragraph (iii) an excess amount still exists and the Participant is not covered by this Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer
Contributions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year and each succeeding limitation year if necessary.

The Administrator will not distribute any Excess Amount(s) to Participants or to former Participants.

If an allocation of Employer Contributions would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section or as a result of the allocation of Forfeitures) to the Participant's Account, the Administrator will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The Administrator will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions.

Notwithstanding any other provisions herein, any Excess Amount or portion thereof which is attributable to Participant Elective Deferrals shall not be allocated or reallocated or distributed to any Participants other than the affected Participants whose Elective Deferrals are included in such Excess Amount. Administrator may elect one of the following methods to dispose of such Excess Elective Deferrals: (1) hold such Excess Deferrals in a separate Suspense Account (herein called "415 Elective Deferral Suspense Account") to be allocated in the next Plan Year and subsequent Plan Years to the affected Participant's Elective Deferral Accounts in the manner provided in 19.1-4(b) above, or (2) to distribute such Excess Elective Deferrals to the affected Participants to the extent the distribution would eliminate the Excess Elective Deferral Amount in the Participants' account. The distribution shall be made on or before the time prescribed by law for filing Employer's tax return (including extensions) for the taxable year in which the Excess Deferral arose.

If a suspense account is in existence at any time during the limitation year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee Contributions may be made to the Plan for that limitation year. Excess Amounts may not be distributed to Participants or former Participants except as provided in Section 19.1-5 above.

Participation in Another Defined Contribution Plan
 . This section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section
(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 19.3-1, during any limitation year.

The annual additions which may be credited to a Participant's Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the limitation year.

Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 19.1-2.

As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

If, pursuant to Section 19.2-3, or as a
result of the allocation of Forfeitures, a Participant's annual additions under this Plan and such other plans would result in an Excess Amount for a limitation year, the Excess Amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first, regardless of the actual allocation date.

If an Excess Amount was allocated to a
Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributable to this Plan will be the product of:

The total Excess Amount allocated as of such date, times;

The ratio of (i) the annual additions
allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 19.1-4.

Definitions .

Annual Additions: The sum of the following amounts credited to a Participant's Account for the limitation year:

Employer Contributions,

Employee Contributions,

Forfeitures, and

Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section
(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, which are maintained by the Employer are treated as annual additions to a defined contribution plan.

For this purpose, any Excess Amount applied under Sections 19.1-4 or 19.2-6 in the limitation year to reduce
Employer Contributions will be considered annual additions for such limitation year.

Compensation: A Participant's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances) and excluding the following:

Employer Contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer Contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code
(whether or not the amounts are actually excludable from the gross income of the Employee).

Elective deferrals under a Cash or Deferred
Arrangement under Section 401(k) of the Code.

For limitation years beginning after December 31, for purposes of applying the limitations of this section, compensation for a limitation year is the compensation actually paid or includable in gross income during such limitation year.

Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

Defined Contribution Fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's Nondeductible Employee Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
Section 415(c)(1)(A) of the Code or 35 percent of the Participant's compensation for such year.

If the Employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as annual additions.

Employer: For purposes of this section, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

Excess Amount:  The excess of the
Participant's annual additions for the limitation year over the maximum permissible amount.

Limitation Year: The Plan Year shall be the limitation year. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive-month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

Maximum Permissible Amount: The maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

The Defined Contribution Dollar Limitation:
or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year.

25 percent of the Participant's Compensation for the limitation year after reduction for any Participant
Elective Deferrals for the year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Sections
(1) or 419A(d)(2) of the Code.

If a short limitation year is created because of an amendment changing the limitation year to a different
12-consecutive-month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year


Projected Annual Benefit:  The annual
retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or qualified joint and survivor annuity to which the Participant would be entitled under the terms of the Plan assuming:

The Participant will continue employment until Normal Retirement Date under the Plan (or current age, if later), and

The Participant's compensation for the
current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

Participation in Defined Benefit Plan .  If the
Employer at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year.

The Defined Benefit Fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of percent of the dollar limitation determined for the limitation year under Sections 415(b) and (d) of the Code or percent of the highest average compensation, including any adjustments under Section 415(b) of the Code.

Highest Average Compensation shall mean the average compensation for the 3 consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive-month period defined in Section 2.6.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987.

If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any year for any Participant in this Plan, Administrator shall, in its discretion, determine under which plan the Participant's benefits are to be limited. If it is determined that the reduction shall be made in this Plan, Employer shall adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed 1.0 in any year for such Participant. The adjustment shall be made as provided in Section 19.1-4.


Section 20

TOP-HEAVY PROVISIONS


General . If the Plan is or becomes top heavy or a member of a "required aggregation group" which is a "top-heavy group" (as defined in Section 416 of the Code), in any Plan Year, the provisions of this section will supersede any conflicting provisions in the Plan, but only for those Plan Years in which the Plan remains top heavy, except as otherwise provided below with respect to vesting. The top-heavy provisions shall only apply to Employees who completed at least one Hour of Service in a top-heavy year. The top-heavy provisions shall be interpreted to meet the requirements of IRC Section 416 and the regulations promulgated thereunder. If Employer's Plan is or becomes top heavy, the top-heavy vesting schedule applicable to Employer's Plan will not be cut back in any Plan Year when the Plan ceases to be top heavy.

Top-Heavy Year .  "Top-Heavy Year" shall mean any
Plan Year beginning after December 31, 1983, in which the present value of the cumulative accrued benefits, with respect to Key Employees in the aggregation group of plans, exceeds 60 percent of the present value of the cumulative accrued benefits for all Employees in the aggregation group of plans on the applicable determination date.

Definitions . For purposes of this section, the following definitions shall apply:

Key Employee.  Any Employee or former
Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's Annual Compensation exceeds percent of the dollar limitation under Section
(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under
Section 415(c)(1)(A) of the Code, a 5 percent owner of the Employer, or a 1 percent owner of the Employer who has an Annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

Annual Compensation. Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

Top-heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is top heavy if any of the following conditions exists:

If the top-heavy ratio for
this Plan exceeds 60 percent, and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

If this Plan is a part of a
required aggregation group of plans, but not part of a permissive aggregation group, and the top-heavy ratio for the group of plans exceeds 60 percent.

If this Plan is a part of a
required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

Top-heavy Ratio:

If the Employer maintains
one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone, or for the required or permissive aggregation group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

If the Employer maintains
one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the 5-year period ending on the determination date(s), has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

For purposes of (i) and
above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan.
The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee
Contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Participant, other than a Key Employee, shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

Permissive Aggregation Group. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

Required Aggregation Group.  (i) Each
qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

Determination Date.  For any Plan Year
subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year. The Determination Period is the 5-year period ending on the Determination Date.

Valuation Date.  The same date as the
Determination Date.

Present Value. Present value shall be based only on the following interest and mortality rates.

Top-Heavy Provisions . If the Plan is determined to be a top-heavy plan for a Plan Year, then, notwithstanding any provisions herein to the contrary, the following provisions will apply for such Plan Years as the Plan is determined to be top-heavy.

Vesting. Vesting shall be determined in accordance with the following schedule:

Years of Service
Completed for Vesting             Vested
Purposes                          Interest

Less than 2 years                    0%
years but less than 3               50%
years or more                       100%

Top-Heavy Minimum Contributions.

Minimum Contribution.  If
this Plan is a top-heavy plan for a Plan Year, Employer shall contribute to the Plan for the benefit of and allocate to all Non-Key Eligible Employees who have not separated from service at the end of the Plan Year, an amount not less than the lesser of the following:

3 percent of the
Non-Key Employee Participant's Annual Compensation
(as defined in Section 19 herein), excluding any Employee Elective Deferrals by the Non-Key
Employee Participant, reduced by any Forfeitures allocated to the Account of the Participant for the Plan Year; or

the same percentage of
the Non-Key Employee Participant's Annual
Compensation (as defined in Section 19 herein), excluding any Employee Elective Deferrals by the Non-Key Employee Participant, as the percentage
(which percentage shall include the Elective
Deferrals of the Key-Employee Participant), made on behalf of the Key Employee Participant who receives the highest percentage for the Plan Year, reduced by any Forfeitures allocated to the Account of the Participant for the Plan Year.

The Minimum
Contribution is determined without regard to any integration with social security otherwise permitted under Section 401(l) of the Code and without regard to any number of Hours of Service performed during the Plan Year or any stated amount of compensation.

Determination of Top-Heavy Minimum Contribution.
In determining the Minimum Contribution for a Non-Key Employee
Participant, Employer's Contribution and allocation made pursuant to the contribution and allocation formula selected under Employer's Plan shall be taken into account and applied toward the satisfaction of the top-heavy Minimum Contribution requirement but Employee's Minimum Contribution shall be in addition to Employee Elective
Deferrals by a Non-Key Employee Participant which are applied to satisfy the ADP or ACP test for a Plan Year.

For purposes of
determining the Minimum Contribution, Annual
Compensation shall not include any Employee
Elective Deferrals made by the Non-Key
Employee Participant.

Non Duplication
of Top-Heavy Minimum Contribution.  In
determining the Minimum Contribution for a Non-Key Employee Participant, any Employer
Contribution or Forfeitures allocated under this Plan and any other defined contribution plan qualified under Section 401(a) of the Code sponsored by a Related Employer shall be taken into account and applied toward the satisfaction of the top-heavy Minimum
Contribution requirement. To the extent the required Minimum Contribution is satisfied under another defined contribution plan maintained by a Related Employer, then no minimum contribution is required under this Plan.

Minimum Contributions Under Other Plans.

If Employer has adopted another plan or plans, one of which is a money purchase pension plan, then the Minimum Contribution shall be made first under the money purchase pension plan.

Top-Heavy Contribution with Defined Benefit Plan.

If a Key Employee is a Participant in both a defined contribution plan and a defined benefit plan that are part of a top-heavy group wherein neither plan is a super top-heavy plan, the percent Minimum Contribution shall be increased to 4 percent if necessary to avoid the application of
Section 416(h)(1) of the Code.


Notwithstanding anything herein
to the contrary, in any Plan Year in
which a Non-Key Employee is a
Participant in both this plan and a
defined benefit pension plan, and
both such plans are top-heavy plans,
the Employer shall not be required to
provide a Non-Key Employee with both
the full separate minimum defined
benefit plan benefit and the full
separate defined contribution plan
allocations.  Therefore, for Non-Key
Employees who are participating in a
defined benefit plan maintained by
the Employer and the minimum benefits
under Section 416(c)(1) of the Code
are accruing to a Non-Key Employee
under such Plan, the minimum
allocations provided for above shall
not be applicable, and no Minimum
Contribution shall be made to the
Plan on behalf of the Non-Key
Employee.  Alternatively, the
Employer may satisfy the minimum
benefit requirement of Section
(1) of the Code for the Non-Key
Employee by providing a 5 percent
Minimum Contribution for Non-Key
Employees under this Plan.

Annual Additions Limitations.  If for any
Plan Year a Participant is a Participant in both a defined contribution plan and a defined benefit plan maintained by the Employer that are part of a top-heavy group, the determination of the sum of the defined contribution plan fraction and the defined benefit fraction for purposes of
Section 415(e) of the Code shall be made substituting "1.0" for "1.25," unless the extra minimum benefit or contribution is made. The extra required Minimum Contribution shall be percent. Also, for any Plan Year in which the plans are part of a super top-heavy group, 1.0 shall be substituted for 1.25 in any event.


Section 21

CLAIMS PROCEDURE


Filing of Claim . A Participant or Beneficiary may make a claim for a Plan Benefit by written request to the Plan Administrator.

Notification of Decision . A decision shall be made on the claim as soon as practicable and shall be communicated in writing to the person who made the claim. If the claim is partially or wholly denied, written notice of such denial shall be made to the claimant within 90 days after receipt of the written claim by the Plan Administrator. The notice of denial shall contain:

The reasons for the denial, with specific reference to the provisions of the Plan upon which the denial is based;

If required, a description of any additional data necessary, which may be furnished to further support the request, and the reason why such additional data may be necessary; and

Notice of the claimant's right to have the denial reviewed, together with specific information as to the steps to be taken, and the time limit involved, if the claimant wishes to request a review of the decision.

If a written communication of the decision is not made within 90 days, the claimant may deem the request denied.

Request for Review . If a claimant receives a notice of denial or if no response has been made to his claim within a specified 90 days, the claimant may request a review of his claim and the denial thereof by giving written notice to the Plan Administrator. The claimant's request for review must be made not later than 60 days after receipt of the notice of denial, or if no such notice has been given, within 60 days after the expiration of the 90-day period specified for such notice.
If the written request for review is not made within the specified 60-day period, the claimant shall waive his right to review.

Review . A review shall be promptly made by the Plan Administrator after receipt of a timely filed request for review. The claimant may submit issues and comments in writing, may review pertinent documents and may request a hearing. A decision on review shall be made and furnished in writing to the claimant. The decision shall be made not later than 60 days after receipt of the request for review unless special circumstances, such as a claimant's request for a hearing, require an extension of time for processing, in which case the time limit shall be not later than 120 days after such receipt. The decision on review shall be furnished to the claimant in writing and shall include the reasons for the decision, with references to the pertinent plan provisions upon which the decision is based.



Section 22

MISCELLANEOUS PROVISIONS


No Contractual Relationship . The establishment of this Plan shall not be construed as creating any contract of employment between any Employer and any Employee. Nothing herein contained shall give any Employee of an Employer the right to inspect the books of the Employer or any Related Employer; nor to interfere with the right of the Employer to discharge any Employee at any time; nor shall it give any Employer the right to require any Employee to remain in its employ; nor shall it interfere with any Employee's right to terminate his employment at any time.

Liability for Benefits . All Plan Benefits payable under this Plan shall be provided solely from the Trust, to the extent funded, and neither the Employer, the Administrator, the Trustee or the Sponsor assume any liability or responsibility therefor.

Inability to Perform .  Neither the Employer, the
Administrator or the Trustee shall be responsible for any inability to perform or delay in performing, any act occasioned by any person or by law, and, in the event any such inability or delay shall be so occasioned, the Employer, the Administrator or the Trustee shall perform such act which, in their sole discretion, most completely carries out the intention and purpose of this Plan. All parties to this Plan or in any way interested therein shall be bound by any acts so performed under such conditions.

Participant's Rights .  No Participant or
Beneficiary shall have any rights or interest in any specific assets in the Trust, except as expressly set forth herein.

Plan and Trust Binding on all Parties . The Plan and Trust provisions shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

Conflict of Law Provisions . All matters respecting the validity, effect, interpretation and administration of the Plan and Trust shall be determined in accordance with the laws of the state in which the Employer maintains its principal place of business, except as preempted by federal law.

Waiver of Notice . Any person, including a Participant or Beneficiary, entitled to notice under the Plan may waive the notice.

Third Party . No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

Use of Terms . Wherever appropriate, words used herein in the singular may include the plural, or the plural may be read as the singular, and the masculine may include the feminine.

USERRA Provisions.  Notwithstanding any
provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer, and Trustees have caused this Agreement to be executed this _____ day of ___________________, 1996.

EMPLOYER:

BIOJECT, INC.


By:__________________________
President


TRUSTEES:


_____________________________
Jim O'Shea

_____________________________
Peggy J. Miller